                                                                    Exhibit 4.5



                            DATED ______________ 2006

                    (1) PARK PLAZA HOTELS EUROPE HOLDINGS BV
                           RIVERBANK HOTEL HOLDING BV
                        VICTORIA LONDON HOTEL HOLDING BV
                         GRANDIS NETHERLANDS HOLDING BV

                                  AS BORROWERS

                         (2) GOLDMAN SACHS INTERNATIONAL
                                   AS ARRANGER

            (3) THE FINANCIAL INSTITUTIONS LISTED IN PARTS 1 AND 2 OF
                                   SCHEDULE 1
                               AS ORIGINAL LENDERS

                         (4) GOLDMAN SACHS INTERNATIONAL
                                    AS AGENT

                         (5) GOLDMAN SACHS INTERNATIONAL
                                AS SECURITY AGENT

                         (6) GOLDMAN SACHS INTERNATIONAL
                              AS HEDGE COUNTERPARTY
                                      -AND-

                    (7) VICTORIA PARK PLAZA OPERATOR LIMITED
                       SHERLOCK HOLMES PARK PLAZA LIMITED
                        RIVERBANK HOTEL OPERATOR LIMITED
                            AS UK OPERATING COMPANIES

                                   ----------

                               FACILITY AGREEMENT

                                   ----------

                               STEPHENSON HARWOOD
                            ONE ST PAUL'S CHURCHYARD
                                 LONDON EC4M 8SH
                                 UNITED KINGDOM
                                 WWW.SHLEGAL.COM
                         REFERENCE: 160/712/01-44-01563

                                TABLE OF CONTENTS

CLAUSE                                                                  PAGE NO.
------                                                                  --------
1    DEFINITIONS AND INTERPRETATION..................................        3
2    THE FACILITY....................................................       30
3    USE OF THE FACILITY.............................................       32
4    CONDITIONS OF UTILISATION.......................................       33
5    UTILISATION.....................................................       33
6    REPAYMENT.......................................................       35
7    PREPAYMENT AND CANCELLATION.....................................       36
8    INTEREST........................................................       40
9    INTEREST PERIODS................................................       43
10   CHANGES TO THE CALCULATION OF INTEREST..........................       43
11   FEES............................................................       45
12   TAX GROSS-UP AND INDEMNITIES....................................       45
13   INCREASED COST INDEMNITY........................................       51
14   OTHER INDEMNITIES...............................................       52
15   MITIGATION BY THE LENDERS.......................................       54
16   COSTS AND EXPENSES..............................................       54
17   REPRESENTATIONS.................................................       55
18   INFORMATION UNDERTAKINGS........................................       61
19   FINANCIAL COVENANTS.............................................       64
20   GENERAL UNDERTAKINGS............................................       66
21   BANK ACCOUNTS...................................................       73
22   THE PROPERTY....................................................       79
23   EVENTS OF DEFAULT...............................................       79
24   SECURITY........................................................       85
25   CHANGES TO THE LENDERS..........................................       85

26   CHANGES TO THE OBLIGORS.........................................       89
27   ROLE OF THE AGENT AND THE ARRANGER..............................       89
28   CONDUCT OF BUSINESS BY THE FINANCE PARTIES......................       98
29   SHARING AMONG THE FINANCE PARTIES...............................       98
30   PAYMENT MECHANICS...............................................      100
31   SET-OFF.........................................................      103
32   NOTICES.........................................................      104
33   CALCULATIONS AND CERTIFICATES...................................      106
34   PARTIAL INVALIDITY..............................................      107
35   REMEDIES AND WAIVERS............................................      107
36   AMENDMENTS AND WAIVERS..........................................      107
37   COUNTERPARTS....................................................      108
38   GOVERNING LAW...................................................      108
39   ENFORCEMENT.....................................................      108
40   SECURITY DOCUMENTS..............................................      109
SCHEDULE 1 - The Lenders.............................................      111
SCHEDULE 2 - The Properties..........................................      112
SCHEDULE 3 - Conditions Precedent....................................      115
SCHEDULE 4 - Utilisation Request.....................................      122
SCHEDULE 5 - Property covenants......................................      123
SCHEDULE 6 - Mandatory Cost Formula..................................      133
SCHEDULE 7 - Form of Transfer Certificate............................      136
SCHEDULE 8 - Form of Compliance Certificate..........................      138
SCHEDULE 9 - Form of Management Accounts.............................      139
SCHEDULE 10 - Structure Charts.......................................      140

THIS FACILITY AGREEMENT is made on ______________ 2006

BETWEEN

(1) PARK PLAZA HOTELS EUROPE HOLDINGS BV a company incorporated in the Netherlands with number 34177989

     RIVERBANK HOTEL HOLDING BV a company incorporated in the Netherlands with number 34175864

     VICTORIA LONDON HOTEL HOLDING BV a company incorporated in the Netherlands with number 34175860

     GRANDIS NETHERLANDS HOLDING BV a company incorporated in the Netherlands with number 33288742

     (the "BORROWERS" and each a "BORROWER");

(2)  GOLDMAN SACHS INTERNATIONAL (the "ARRANGER");

(3) THE FINANCIAL INSTITUTIONS listed in part 1 and part 2 of Schedule 1 as Lenders (the "ORIGINAL LENDERS");

(4) GOLDMAN SACHS INTERNATIONAL as agent of the other Finance Parties (the "AGENT");

(5)  GOLDMAN SACHS INTERNATIONAL as security trustee (the "SECURITY AGENT");

(6)  GOLDMAN SACHS INTERNATIONAL (the "HEDGE COUNTERPARTY") and

(7) VICTORIA PARK PLAZA OPERATOR LIMITED a company incorporated in England and Wales with company number 04049387

     SHERLOCK HOLMES PARK PLAZA LIMITED a company incorporated in England and Wales with company number 03811881

     RIVERBANK HOTEL OPERATOR LIMITED a company incorporated in England and Wales with company number 04974811

     (the "UK OPERATING COMPANIES" and each a "UK OPERATING COMPANY")

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In each Finance Document:

"ACCOUNTS"                               means each of:

                                         (a)  the Service Account;

                                         (b)  the Receipts Accounts;

                                         (c)  the FF&E Accounts;

                                         (d)  the UK Operating Accounts;

                                         (e)  the European Operating Accounts;
                                              and

                                         (f)  the Cash Trap Account;

"ACCOUNT BANKS"                          means Lloyds TSB Bank plc and ING;

"ADDITIONAL COST RATE"                   has the meaning given to it in schedule
                                         6 (Mandatory Cost Formula);

"ADDITIONAL EQUITY CONTRIBUTIONS"        means any additional funds made
                                         available to the Borrowers by the
                                         Equity Holders by way of subscription
                                         for additional shares or by way of
                                         shareholder loans;

"ADVANCE"                                means any advance of the whole or part
                                         of the Facility pursuant to the terms
                                         of this Agreement;

"AFFILIATE"                              means, in relation to any person, a
                                         Subsidiary of that person or a Holding
                                         Company of that person or any other
                                         Subsidiary of that Holding Company;

"APPROVED VALUERS"                       means Savills or such other reputable
                                         firm of valuers as the Agent may from
                                         time to time appoint;

"AUTHORISATION"                          means an authorisation, consent,
                                         approval, resolution, licence,
                                         exemption, filing, notarisation or
                                         registration;

"AVAILABILITY PERIOD"                    means the period from and including the
                                         date of this Agreement to and including
                                         the corresponding date in the following
                                         calendar month;

"BREAK COSTS"                            means the amount (if any) by which:

                                         (a)  the interest which a Lender should
                                              have received for the

                                              period from the date of receipt of
                                              all or any part of its
                                              participation in the Loan or
                                              Unpaid Sum to the last day of the
                                              current Interest Period in respect
                                              of the Loan or Unpaid Sum
                                              (excluding Margin from the date of
                                              the relevant payment), had the
                                              principal amount or Unpaid Sum
                                              received been paid on the last day
                                              of that Interest Period;

                                              exceeds:

                                         (b)  the amount which that Lender would
                                              be able to obtain by placing an
                                              amount equal to the principal
                                              amount or Unpaid Sum received by
                                              it on deposit with a leading bank
                                              in the Relevant Interbank Market
                                              for a period starting on the
                                              Business Day following receipt or
                                              recovery and ending on the last
                                              day of the current Interest
                                              Period.

"BUILDING SOCIETY"                       means a building society authorised
                                         under the Building Societies Act 1986,
                                         or an affiliate of a Building Society
                                         which is a lending body as defined in
                                         the Building Societies (Designation of
                                         Qualifying Bodies) (No. 3) Order 1993
                                         (SI No. 2706), or which is a person
                                         designated under or by an order made
                                         under section 18 of the Building
                                         Societies Act 1986 and in each case
                                         which is entitled to receive interest
                                         received by it under this Agreement
                                         without deduction of tax pursuant to
                                         section 477A(7) Income and Corporation
                                         Taxes Act 1988;

"BUSINESS DAY"                           means a day (other than a Saturday or
                                         Sunday) on which banks are open for
                                         general business in London and the
                                         Netherlands;

"CASH TRAP ACCOUNT"                      means the account referred to as such
                                         in clause 21 (Bank Accounts);

"CASH TRAP EVENT"                        means an event as described in clause
                                         19.2;

"CASH SWEEP"                             means, on any Payment Date, the balance
                                         standing to the credit of the Service
                                         Account in accordance with clause
                                         21.2.2 after payment of the items
                                         referred to in (a) to (e) inclusive in
                                         that clause;

"CHARGED PROPERTIES"                     means the properties referred to in
                                         schedule 2 (and more particularly
                                         described in the legal charge referred
                                         to in clause 5.3 of

                                         schedule 3) or any of them or any part
                                         of or interest in any of them and
                                         "CHARGED PROPERTY" means any one of
                                         them or any part of or interest in any
                                         of them;

"COMMITMENT"                             means:

                                         (a)  in relation to an Original Lender,
                                              the amount set opposite its name
                                              under the heading "Commitment" in
                                              part 1 or part 2 of schedule 1
                                              (The Original Parties) and the
                                              amount of any other Commitment
                                              transferred to it under this
                                              Agreement; and

                                         (b)  in relation to any other Lender,
                                              the amount of any Commitment
                                              transferred to it under this
                                              Agreement,

                                         in each case to the extent not
                                         cancelled, reduced or transferred by it
                                         under this Agreement;

"COMPLIANCE CERTIFICATE"                 means a certificate substantially in
                                         the form set out in schedule 8 (Form of
                                         Compliance Certificate);

"CONTROL"                                in the context of a person or persons
                                         achieving or having control over a
                                         company, means any of:

                                         (a)  the person or persons acting in
                                              concert having the right to
                                              appoint or remove the board of
                                              directors of that company; or

                                         (b)  the person or persons acting in
                                              concert in accordance with whose
                                              direction a majority of the
                                              members of the board of directors
                                              of that company is accustomed to
                                              act from time to time;

                                         'acting in concert' for the purposes of
                                         this definition having the meaning
                                         given to it in the City Code on
                                         Takeovers and Mergers;

"CORRESPONDING OBLIGATION"               means any obligation to pay an amount
                                         to the Lenders or any one or more of
                                         them under the Finance Documents,
                                         whether for principal, interest, costs
                                         or otherwise and whether present or
                                         future

                                              (i)  under or in connection with
                                                   the Finance

                                                   Documents; or

                                              (ii) in connection with any other
                                                   indebtedness as the Lenders
                                                   and the Obligors may agree
                                                   from time to time;

"CURRENT ACCOUNT"                        means the account referred to in clause
                                         21 (Bank Accounts);

"DCC"                                    means the Dutch Civil Code

"DEBT SERVICE"                           means, in relation to any period, the
                                         aggregate of:

                                         (a)  interest (excluding PIK Margin
                                              until 8th August 2008) payable
                                              during that period, adjusted as
                                              necessary to take into account the
                                              Hedging Agreements; and

                                         (b)  any amortisation payment required
                                              to be made during that period;

"DEFAULT"                                means an Event of Default or any event
                                         or circumstance specified in clause 23
                                         (Events of Default) which would (with
                                         the expiry of a grace period, the
                                         giving of notice, the making of any
                                         determination under the Finance
                                         Documents or any combination of any of
                                         the foregoing) be an Event of Default;

"DISPOSAL"                               means any sale, transfer, assignment,
                                         loan, pledge or other disposal (or
                                         agreement to effect any such
                                         transaction) of the whole or any part
                                         of:

                                         (a)  the Charged Properties; or

                                         (b)  any interest in the Charged
                                              Properties; or

                                         (c)  any other asset charged by the
                                              Security Documents;

"DUTCH BANKING ACT"                      means the Dutch Act on the Supervision
                                         of Credit Institutions 1992 (Wet
                                         toezicht Kredietwezen 1992) (as amended
                                         from time to time);

"EQUITY HOLDERS"                         means BEA Hotels NV, Suf Holding BV and
                                         Park Plaza Hotels Europe Limited, while
                                         such entities continue to own (directly
                                         or indirectly) some or all of the
                                         issued share capital of the Borrowers;

"EUROPEAN OPERATING ACCOUNTS"            means the accounts referred to as such
                                         in clause 21 (Bank Accounts);

"EVENT OF DEFAULT"                       means any event or circumstance
                                         specified as such in clause 23 (Events
                                         of Default);

"EXEMPTION REGULATION"                   means the Exemption Regulation, dated
                                         26 June 2002, of the Ministry of
                                         Finance of the Netherlands, as
                                         promulgated in connection with the
                                         Dutch Banking Act;

"FACILITY"                               means the term loan facility made
                                         available under this Agreement as
                                         described in clause 2 (The Facility);

"FACILITY AGREEMENT                      means this Agreement;

"FACILITY OFFICE"                        means the office or offices notified by
                                         a Lender to the Agent in writing on or
                                         before the date it becomes a Lender
                                         (or, following that date, by not less
                                         than five Business Days' written
                                         notice) as the office or offices
                                         through which it will perform its
                                         obligations under this Agreement;

"FEE LETTER"                             means any letter or letters dated on or
                                         about the date of this Agreement
                                         between the Arranger and the Borrowers
                                         (or the Agent and the Borrowers)
                                         setting out any of the fees referred to
                                         in clause 11 (Fees);

"FF&E ACCOUNTS"                          means the accounts referred to as such
                                         in clause 21 (Bank Accounts);

"FINANCE DOCUMENT"                       means:

                                         (a)  this Agreement;

                                         (b)  any Fee Letter;

                                         (c)  the Security Documents;

                                         (d)  the Hedging Agreements; and

                                         (e)  any other document designated as
                                              such by the Agent and the
                                              Borrowers;

"FINANCE PARTY"                          means the Agent, the Arranger, each
                                         Lender, the Hedge Counterparty and the
                                         Security Agent;

"FINANCIAL INDEBTEDNESS"                 means any indebtedness for or in
                                         respect of:

                                         (a)  monies borrowed;

                                         (b)  any amount raised by acceptance
                                              under any acceptance credit
                                              facility;

                                         (c)  any amount raised pursuant to any
                                              note purchase facility or the
                                              issue of bonds, notes, debentures,
                                              loan stock or any similar
                                              instrument;

                                         (d)  the amount of any liability in
                                              respect of any lease or hire
                                              purchase contract which would, in
                                              accordance with GAAP or IFRS, be
                                              treated as a finance or capital
                                              lease;

                                         (e)  receivables sold or discounted
                                              (other than any receivables to the
                                              extent they are sold on a
                                              non-recourse basis);

                                         (f)  any amount raised under any other
                                              transaction (including any forward
                                              sale or purchase agreement) having
                                              the commercial effect of a
                                              borrowing;

                                         (g)  any derivative transaction entered
                                              into in connection with protection
                                              against or benefit from
                                              fluctuation in any rate or price
                                              (and, when calculating the value
                                              of any derivative transaction,
                                              only the marked to market value
                                              shall be taken into account);

                                         (h)  any counter-indemnity obligation
                                              in respect of a guarantee,
                                              indemnity, bond, standby or
                                              documentary letter of credit or
                                              any other instrument issued by a
                                              bank or financial institution;

                                         (i)  any redeemable preference shares;
                                              and

                                         (j)  the amount of any liability in
                                              respect of any guarantee or
                                              indemnity for any of the items
                                              referred to in paragraphs

                                              (a) to (i) above;

"GAAP"                                   means generally accepted accounting
                                         principles in the jurisdiction of
                                         incorporation of the relevant entity;

"GROSS OPERATIONAL TURNOVER"             means all revenues and income of any
                                         kind derived directly or indirectly
                                         from the operation of the Charged
                                         Properties including:

                                         (i)  service charges collected from
                                              guests and not distributed to
                                              employees;

                                         (ii) rental or other payments from
                                              lessees or concessionaries; and

                                         (iii) the proceeds (after deducting
                                              therefrom necessary expenses in
                                              connection with the adjustment or
                                              collection thereof) of use and
                                              occupancy (business interruption)
                                              insurance and the proceeds from a
                                              condemnation of a temporary nature
                                              actually received;

"HEADLEASES"                             means the headleases identified in the
                                         reports on title referred to in
                                         paragraph 6.1 of schedule 3 (and which
                                         shall include, in relation to the
                                         Riverbank Park Plaza Hotel, those
                                         leases referred to in Annexures 1 and 2
                                         to the relevant report on title) and
                                         "HEADLEASE" means any of them;

"HEDGE COUNTERPARTY"                     means Goldman Sachs International Bank
                                         in its capacity as counterparty to any
                                         Hedging Agreement;

"HEDGING AGREEMENTS"                     means any agreements entered into by
                                         the Hedge Counterparty and the
                                         Borrowers the effect of which is or is
                                         intended to be to limit the net amount
                                         of interest payable by the Borrowers on
                                         the whole or any part of the Loan (or
                                         any option which if exercised would
                                         have such effect) and HEDGING AGREEMENT
                                         means any of them;

"HOLDING COMPANY"                        means, in relation to a company or
                                         corporation, any other company or
                                         corporation in respect of which it is a
                                         subsidiary;

"HOTEL BORROWERS"                        means each of the Borrowers other than
                                         the Management Borrower;

"IFRS"                                   means international financial reporting
                                         standards which have been

                                         adopted by the International Accounting
                                         Standards Board

"INDEBTEDNESS"                           means any obligation for the payment or
                                         repayment of money, whether as
                                         principal or as surety and whether
                                         present or future, actual or
                                         contingent;

"INITIAL BUDGET"                         means the budget relating to the
                                         business of the Borrowers produced to
                                         the Agent in accordance with paragraph
                                         3.5 of Schedule 3;

"INITIAL BUSINESS PLAN"                  means the business plan produced to the
                                         Agent in accordance with paragraph 3.6
                                         of Schedule 3;

"INTEREST PERIOD"                        means, in relation to the Loan, each
                                         period determined in accordance with
                                         clause 9 (Interest Periods) and, in
                                         relation to an Unpaid Sum, each period
                                         determined in accordance with clause
                                         8.3 (Default Interest);

"JERSEY SUBSIDIARIES"                    means:

                                         (a)  Albert Hotels Holdings Limited;

                                         (b)  Albert Hotel Limited;

                                         (c)  Taravilla Limited ; and

                                         (d)  Alora Limited,

                                         all of which are incorporated in
                                         Jersey;

"LENDERS"                                means the Original Lenders and/or any
                                         New Lender (as defined in clause 25
                                         acquiring all or any of an Original
                                         Lender's Commitment under clause 25
                                         (Changes to the Lenders);

"LIBOR"                                  means, in relation to the Loan:

                                         (a)  the applicable Screen Rate; or

                                         (b)  (if no Screen Rate is available
                                              for sterling for the Interest
                                              Period of the Loan) the arithmetic
                                              mean of the rates (rounded upwards
                                              to four decimal places) as
                                              supplied to the Agent at its
                                              request quoted by the Reference
                                              Banks to

                                              leading banks in the London
                                              interbank market;

                                         as of the Specified Time on the
                                         Quotation Day for the offering of
                                         deposits in sterling and for a period
                                         comparable to the Interest Period for
                                         the Loan;

"LOAN"                                   means the loan made or to be made under
                                         the Facility, or the aggregate
                                         principal amount outstanding for the
                                         time being of that loan, including PIK
                                         Margin compounded in accordance with
                                         clause 8.2 below;

"LMA"                                    means the Loan Market Association;

"LOAN NOTES"                             means the loan notes, effective as of 1
                                         January 2003, by:

                                              (i)  Park Plaza Hotels Europe BV,
                                                   issued to Golden Wall
                                                   Investments Ltd, for Euros
                                                   151,274,881;

                                              (ii) Park Plaza Hotels Europe BV,
                                                   issued to Park Plaza Hotels
                                                   Europe Ltd (and subsequently
                                                   assigned to Golden Wall
                                                   Investments Ltd), for Euros
                                                   49,070,000; and

                                              (iii) Park Plaza Hotels Europe BV,
                                                   issued to Park Plaza Hotels
                                                   Europe Ltd (and subsequently
                                                   assigned to Golden Wall
                                                   Investments Ltd), for
                                                   2,251,921;

"MAJORITY LENDERS"                       means:

                                         (a)  if there is no Loan then
                                              outstanding, a Lender or Lenders
                                              whose Commitments aggregate more
                                              than 66 2/3% of the Total
                                              Commitments (or, if the Total
                                              Commitments have been reduced to
                                              zero, aggregated more than 66 2/3%
                                              of the Total Commitments
                                              immediately prior to the
                                              reduction); or

                                         (b)  at any other time, a Lender or
                                              Lenders whose participations in
                                              the Loans then outstanding
                                              aggregate more than 66 2/3% of the
                                              Loan then outstanding;

"MANAGEMENT AGREEMENTS"                  means

                                         (a)  in respect of the Sherlock Holmes
                                              Hotel, the hotel management
                                              agreement dated 24 September 2002
                                              between the Management Borrower
                                              (1) and Sherlock Holmes Park Plaza
                                              Limited (2);

                                         (b)  in respect of the Victoria Hotel,
                                              the hotel management agreement
                                              dated 24 September 2002 between
                                              the Management Borrower (1) and
                                              Victoria Park Plaza Operator
                                              Limited (2);

                                         (c)  in respect of the Riverbank Hotel,
                                              the hotel management agreement
                                              dated 1 October 2004 between the
                                              Management Borrower (1) and
                                              Riverbank Hotel Operator Limited
                                              (2);

"MANAGEMENT BORROWER"                    Park Plaza Hotels Europe Holdings BV;

"MANAGEMENT BORROWER GROUP"              means the Management Borrower and its
                                         Subsidiaries other than Silver Walls
                                         Hotels GmbH and Silver Walls Munchen
                                         Hotelbetriebsgesellschaft mbH ;

"MANAGEMENT BORROWER GROUP VALUE"        means the value of the Management
                                         Borrower Group as set out in the
                                         valuation produced pursuant to
                                         paragraph 2.5 of Schedule 3 (as may be
                                         updated from time to time);

"MANAGEMENT BORROWER OPERATING INCOME"   means the consolidated operating income
                                         of the Management Borrower Group
                                         including all management fees,
                                         franchise fees, service fees, sales and
                                         marketing fees, reservation fees,
                                         incentive fees, reimbursement fees and
                                         other income amounts generated by the
                                         Management Borrower Group (including
                                         for the avoidance of doubt revenue from
                                         hotels operated by it and its
                                         Subsidiaries), less all staff and other
                                         operating costs of an income nature
                                         incurred in the business of the
                                         Management Borrower Group's business
                                         (including head office costs, franchise
                                         fees, sales and marketing costs,
                                         corporate costs and expenses and other
                                         expenditure (of an income nature)
                                         incurred by the Management Borrower
                                         Group in the

                                         conduct of its business;

"MANDATORY COST"                         means the percentage rate per annum
                                         calculated by the Agent in accordance
                                         with schedule 6 (Mandatory Cost
                                         Formula);

"MARGIN"                                 means 3.00% per annum, of which the
                                         first 1.65% per annum is referred to in
                                         this Agreement as "BASIC MARGIN" and
                                         the balance of 1.35% per annum is
                                         referred to in this Agreement as "PIK
                                         MARGIN";

"MARKET VALUE"                           means the market value of the Charged
                                         Properties on the relevant date
                                         determined by the Approved Valuers from
                                         time to time in accordance with the
                                         latest RICS Appraisal and Valuation
                                         Standards as specified in a report in
                                         writing addressed to the Finance
                                         Parties and copied to the Borrowers;

"MASTER TERRITORIAL LICENCE AGREEMENT"   means the master territorial licence
                                         agreement dated 30 September 2002
                                         between Park Global Holdings Inc and
                                         Golden Wall Investments Limited;

"MATERIAL ADVERSE EFFECT"                means an event which is likely to have
                                         a material adverse effect on:

                                         (a)  the ability of the Borrowers to
                                              comply with their obligations
                                              (taken as a whole) under this
                                              Agreement; or

                                         (b)  the ability of the Obligors to
                                              comply with their obligations
                                              (taken as a whole) under any
                                              Security Document;

"MATERIAL CONTRACTS"                     means

                                         (1)  the Management Agreements;

                                         (2)  any lease (excluding the UK
                                              Operating Leases) licence or
                                              similar agreement in respect of a
                                              hotel where the rent or licence
                                              fee payable by an Obligor to a
                                              third party landlord exceeds (or
                                              will exceed) 70% of the net
                                              operating income of the hotel
                                              concerned for 5 years or more; and

                                         (3)  those agreements described in Part
                                              2 of Schedule 2 and any agreement
                                              to which a Borrower or a
                                              Subsidiary of a

                                              Borrower is party which:

                                         (a)  involves an aggregate liability
                                              per contract on the part of the
                                              relevant Obligor in excess of
                                              L1,000,000 (in the case of the
                                              Management Borrower, each UK
                                              Operating Company and each
                                              Subsidiary of the Management
                                              Borrower) or L100,000 (in the case
                                              of the Hotel Borrowers), save that
                                              this sub-clause (a) shall not
                                              apply to Permitted Leases and
                                              Permitted Management Agreements;
                                              or

                                         (b)  would be likely, if terminated, to
                                              have a Material Adverse Effect; or

                                         (c)  is capable of materially affecting
                                              the interests of the Finance
                                              Parties under the Finance
                                              Documents;

"MONTH"                                  means a period starting on one day in a
                                         calendar month and ending on the
                                         numerically corresponding day in the
                                         next calendar month, except that:

                                         (a)  (subject to paragraph (c) below)
                                              if the numerically corresponding
                                              day is not a Business Day, that
                                              period shall end on the next
                                              Business Day in that calendar
                                              month in which that period is to
                                              end if there is one, or if there
                                              is not, on the immediately
                                              preceding Business Day;

                                         (b)  if there is no numerically
                                              corresponding day in the calendar
                                              month in which that period is to
                                              end, that period shall end on the
                                              last Business Day in that calendar
                                              month;

                                         (c)  if an Interest Period begins on
                                              the last Business Day of a
                                              calendar month, that Interest
                                              Period shall end on the last
                                              Business Day in the calendar month
                                              in which that Interest Period is
                                              to end;

"NET OPERATING INCOME"                   means the Gross Operational Turnover
                                         less the costs and expense of the
                                         operation of the hotel business at the
                                         Charged Properties which shall include
                                         the following:

                                         (i)  the cost of all food and beverages
                                              and operating supplies sold or
                                              consumed and the total relocation
                                              expenses, salaries, wages,
                                              severance payments and other
                                              compensation of all employees of
                                              the Charged Properties;

                                         (ii) the costs of replacements of or
                                              additions to hotel equipment
                                              (other than expenditure of a
                                              capital nature which is not being
                                              amortised);

                                         (iii) the costs of all other goods and
                                              services provided to the Charged
                                              Properties;

                                         (iv) rent paid (other than by the UK
                                              Operating Companies to the Hotel
                                              Borrowers under the Operating
                                              Leases).

"OBLIGORS"                               means:

                                         (a)  the Borrowers; and

                                         (b)  the Third Party Security Providers
                                              other than the Equity Holders and
                                              Compass Investments Limited;

"OCCUPATIONAL LEASE"                     means any occupational lease (other
                                         than the UK Operating Leases) or other
                                         agreement (excluding the Management
                                         Agreement) permitting occupation of a
                                         Charged Property to which a Charged
                                         Property may be subject from time to
                                         time and in respect of which a Borrower
                                         or any Subsidiary of a Borrower is the
                                         immediate landlord or licensor;

"OCCUPATIONAL TENANT"                    means any person with a right to occupy
                                         a Charged Property pursuant to any
                                         Occupational Lease together with any
                                         predecessor in title of such person
                                         retaining any liability to pay any rent
                                         licence fee or other sum in respect of
                                         that occupation and any surety for any
                                         such person;

"ORIGINAL LOAN AMOUNT"                   means the amount of the Loan
                                         immediately after the Utilisation Date;

"PARALLEL DEBT"                          means the Parallel Debt as defined in
                                         clause 2.4;

"PARTY"                                  means a party to this Agreement;

"PAYMENT DATE"                           means 8th February, 8th May, 8th August
                                         and 8th November in each year;

"PERMITTED DISPOSAL"                     a disposal of a Charged Property
                                         permitted under clause 2.1 of Schedule
                                         5;

"PERMITTED ENCUMBRANCE"                  means:

                                         (a)  any lien arising by operation of
                                              law and in the ordinary course of
                                              business that is discharged within
                                              90 days and relates to assets
                                              other than the Charged Properties;

                                         (b)  security created pursuant to the
                                              Finance Documents;

                                         (c)  any Security which is to be
                                              irrevocably discharged or released
                                              in full on the date of
                                              Utilisation;

                                         (d)  any Security arising out of
                                              retention of title provisions in a
                                              supplier's standard terms of
                                              business for supply of goods
                                              acquired by the Borrowers in the
                                              ordinary course of its business
                                              and securing amounts not more than
                                              30 days overdue;

                                         (e)  any Security in respect of an
                                              Account created pursuant to the
                                              general banking conditions
                                              (algemene bankvoorwarden) of an
                                              Account Bank operating in the
                                              Netherlands; and

                                         (f)  any other Security granted by the
                                              Borrowers with the prior written
                                              consent of the Agent;

"PERMITTED INDEBTEDNESS"                 means:

                                         (a)  Indebtedness that is expressly
                                              subordinated to all monies due or
                                              payable to the Finance Parties in
                                              a manner approved by the Agent;

                                         (b)  the Loan and any interest that has
                                              not been capitalised;

                                         (c)  Indebtedness under the Hedging
                                              Agreements;

                                         (d)  hedging arrangements entered into
                                              by the Management

                                              Borrower Group in accordance with
                                              clause 8.5.5;

                                         (e)  (in the case of the Management
                                              Borrower Group and the UK
                                              Operating Companies) trade credit
                                              (including operating leases, hire
                                              purchase commitments, finance
                                              leases and short-term overdraft
                                              facilities with banks) of up to
                                              L5,000,000 in aggregate for the
                                              Management Borrower Group and up
                                              to L5,000,000 in aggregate for all
                                              the UK Operating Companies
                                              together;

                                         (f)  fees due to the Management
                                              Borrower under the Management
                                              Agreements;

                                         (g)  Indebtedness under any guarantee
                                              arising under a declaration of
                                              joint and several liability used
                                              for the purpose of Article 2:403
                                              of the DCC (and any residual
                                              liability under such declaration
                                              arising pursuant to Article
                                              2:404(2) of the DCC); and

                                         (h)  (for the avoidance of doubt) sums
                                              owed under the Operating Leases,
                                              under a Permitted Lease or under
                                              any Permitted Management
                                              Agreement;

"PERMITTED IPO"                          means a public offering of securities
                                         in the Borrowers, or any Holding
                                         Company owning the Borrowers, which
                                         meets the following criteria:

                                         (a)  it is an admission to full listing
                                              on the London Stock Exchange or to
                                              the Alternative Investments Market
                                              of the London Stock Exchange (or a
                                              successor thereof regulated by the
                                              London Stock Exchange; and

                                         (b)  the Equity Holders will after such
                                              offering retain (directly or
                                              indirectly) at least 53% of the
                                              voting share capital of each of
                                              the Borrowers or the Holding
                                              Company owning the Borrowers as
                                              the case may be; and

                                         (c)  the Equity Holders will upon
                                              completion of such offering hold
                                              shares in the Borrowers or the
                                              Holding Company owning the
                                              Borrowers in proportion to the
                                              value of the

                                              contributions made by such Equity
                                              Holders to the net assets of the
                                              Borrowers or the Holding Company
                                              owning the Borrowers as part of
                                              such offering; and;

                                         (d)  no one person has Control of the
                                              Borrowers or the Holding Company
                                              of the Borrowers; and

                                         (e)  it does not have a Material
                                              Adverse Effect;

"PERMITTED LEASE"                        means a lease or licence entered into
                                         by a Borrower (or a Subsidiary of a
                                         Borrower) in respect of a hotel, other
                                         than the Charged Properties, where the
                                         rent payable by the Borrower or such
                                         Subsidiary under such lease or licence
                                         during the first three years of the
                                         term of such lease or licence is equal
                                         to or less than 70% of the estimated
                                         net operating income of that hotel for
                                         the same period;

"PERMITTED LOAN NOTE TRANSFER"           means an assignment or novation of the
                                         benefit of all or part of the Loan
                                         Notes from the current holder to a new
                                         holder ("New Holder") subject to the
                                         New Holder delivering to the Agent the
                                         following documents:

                                         (a)  a duly executed deed of
                                              subordination whereby the rights
                                              of the New Holder under the Loan
                                              Notes are subordinated to the
                                              rights of the Finance Parties
                                              under the Finance Documents, such
                                              deed of subordination to be in the
                                              form delivered to the Agent in
                                              accordance with paragraph 5.7 of
                                              schedule 3 ("New Subordination
                                              Deed");

                                         (b)  a certified copy of the minutes of
                                              a meeting of the board of
                                              directors (or other similar
                                              corporate governing body)
                                              approving the terms and the due
                                              execution of the New Subordination
                                              Deed; and

                                         (c)  if the New Holder is incorporated
                                              outside England and Wales, a legal
                                              opinion from a firm of lawyers
                                              qualified in the jurisdiction of
                                              incorporation of the New Holder;

"PERMITTED MANAGEMENT AGREEMENTS"        means any management agreement entered
                                         into by a Borrower (or a Subsidiary of
                                         a Borrower) in respect of a hotel,
                                         other than the

                                         Charged Properties, where either:

                                              (a)  such management agreement
                                                   does not contain a guarantee
                                                   as to the minimum turnover of
                                                   such hotel; or

                                              (b)  such management agreement
                                                   contains a guarantee as to
                                                   the minimum turnover of that
                                                   hotel, but the level of the
                                                   guaranteed minimum turnover
                                                   during the first three years
                                                   of the term of such
                                                   management agreement is equal
                                                   to or less than 70% of the
                                                   net operating income of that
                                                   hotel for the same period;

"PERMITTED OCCUPATION ARRANGEMENTS"      means:

                                         (a)  any licence (but not conveying any
                                              permanent rights) to occupy a
                                              Charged Property granted to guests
                                              of the hotels run at the Charged
                                              Properties entered into in the
                                              ordinary course of business of the
                                              UK Operating Companies; and

                                         (b)  any lease, licence or other
                                              arrangement under which employees
                                              of the Obligors are entitled to
                                              reside at the Charged Properties
                                              entered into in the ordinary
                                              course of business of the UK
                                              Operating Companies;

"PERMITTED RECONSTRUCTION"               means a reconstruction of any of the
                                         Borrowers or their Subsidiaries or the
                                         UK Operating Companies, or of the
                                         shareholdings in the Borrowers, to
                                         which the Agent has given its written
                                         consent (which consent may be withheld
                                         if a Finance Party considers such
                                         reconstruction involves a change of
                                         ownership that is not consistent with
                                         such Finance Party's "know your
                                         customer" rules and procedures or is
                                         otherwise unacceptable by reference to
                                         such Finance Party's internal policies
                                         and guidelines on customers, but which
                                         consent shall not otherwise be
                                         unreasonably withheld if (i) the
                                         interests of the Finance Parties will
                                         not be adversely affected thereby and
                                         (ii) the Borrowers comply with the
                                         Agent's reasonable requirements in
                                         connection therewith (including,
                                         without limitation, entering into
                                         security documents, procuring legal
                                         opinions and meeting the Finance
                                         Parties' legal and other costs)), and
                                         shall

                                         include a Permitted Loan Note Transfer;

"PMP"                                    means a "professional market party"
                                         within the meaning of the Exemption
                                         Regulation;

"POLICY GUIDELINES"                      means the Dutch Central Bank's policy
                                         guidelines (issued in relation to the
                                         Exemption Regulation) dated 31 December
                                         2004 (beliedsregel kembegrippen
                                         markttoetreding en handhaving wtk 1992)
                                         (as amended from time to time);

"QUALIFYING DOMESTIC LENDER"             means a Lender which has its head
                                         office in the Borrowers' Jurisdiction
                                         or is acting through a Facility Office
                                         qualifying as a permanent establishment
                                         in The Netherlands for Tax purposes of
                                         The Netherlands;

"QUALIFYING LENDER"                      means a Lender which is beneficially
                                         entitled to interest payable to that
                                         Lender in respect of an advance under a
                                         Finance Document and is:

                                         (a)  a Lender:

                                              (i)  which is a bank (as defined
                                                   for the purpose of section
                                                   349 of the Taxes Act) making
                                                   an advance under a Finance
                                                   Document; or

                                              (ii) in respect of an advance made
                                                   under a Finance Document by a
                                                   person that was a bank (as
                                                   defined for the purpose of
                                                   section 349 of the Taxes Act)
                                                   at the time that that advance
                                                   was made,

                                              and which is within the charge to
                                              United Kingdom corporation tax as
                                              respects any payments of interest
                                              made in respect of that advance;
                                              or

                                         (b)  a Lender which is:

                                              (i)  a company resident in the
                                                   United Kingdom for United
                                                   Kingdom tax purposes;

                                              (ii) a partnership each member of
                                                   which is a

                                                   company resident in the
                                                   United Kingdom for United
                                                   Kingdom tax purposes; or

                                              (iii) a company not so resident in
                                                   the United Kingdom which
                                                   carries on a trade in the
                                                   United Kingdom through a
                                                   branch or agency and which
                                                   brings into account interest
                                                   payable in respect of that
                                                   advance in computing its
                                                   chargeable profits (within
                                                   the meaning given by section
                                                   11(2) of the Taxes Act); or

                                         (c)  a Treaty Lender; or

                                         (d)  a Building Society;

"QUOTATION DAY"                          means, in relation to any period for
                                         which an interest rate is to be
                                         determined, the first day of that
                                         period unless market practice differs
                                         in the Relevant Interbank Market in
                                         which case the Quotation Day will be
                                         determined by the Agent in accordance
                                         with market practice in the Relevant
                                         Interbank Market (and if quotations
                                         would normally be given by leading
                                         banks in the Relevant Interbank Market
                                         on more than one day, the Quotation Day
                                         will be the last of those days);

"RECEIPTS ACCOUNTS"                      means the accounts referred to as such
                                         in clause 21 (Bank Accounts);

"REFERENCE BANKS"                        means prime banks selected by the
                                         Agent;

"RELEVANT INTERBANK MARKET"              means the London interbank market;

"RENTS"                                  means the rent due to the Hotel
                                         Borrowers under the Operating Leases
                                         and (if relevant) any Occupational
                                         Leases;

"REPAYMENT DATE"                         means the fifth anniversary of the
                                         Utilisation Date or, if the Borrowers
                                         have exercised the Term-out Option, the
                                         seventh anniversary of the Utilisation
                                         Date (provided that in each case if
                                         such date is not a Business Day, the
                                         Repayment Date shall be the

                                         immediately preceding Business Day);

"RESERVATIONS"                           means:

                                         (a)  due presentation for registration
                                              of each Finance Document creating
                                              registrable Security in accordance
                                              with the Companies Act 1985 and
                                              any similar requirements under
                                              Dutch or German law;

                                         (b)  due registration of each Finance
                                              Document creating registrable
                                              Security over any Charged Property
                                              at the Land Registry;

                                         (c)  equitable remedies and principles
                                              which may be granted or refused at
                                              the discretion of the court;

                                         (d)  limitation of enforcement by laws
                                              relating to bankruptcy,
                                              insolvency, liquidation,
                                              reorganisation, court schemes,
                                              moratoria, administration and
                                              other laws generally affecting
                                              creditors' rights in England,
                                              Germany or the Netherlands;

                                         (e)  time barring of claims under
                                              statute;

                                         (f)  a court construing Security
                                              expressed to be created by way of
                                              fixed security as being floating
                                              security; and

                                         (g)  the possibility that an
                                              undertaking to assume liability
                                              for, or to indemnify a person
                                              against, non-payment of United
                                              Kingdom stamp duty or stamp duty
                                              land tax may be void;

                                         (h)  Netherlands courts may,
                                              notwithstanding any provision to
                                              the contrary in any of the Finance
                                              Documents, assume jurisdiction if
                                              a plaintiff:

                                              A.   seeks provisional measures in
                                                   preliminary relief
                                                   proceedings (kort geding) as
                                                   provided for in article 254
                                                   of the Netherlands Code of
                                                   Civil Procedures et seq.;

                                              B.   files a request for the levy
                                                   of a pre-trial attachment
                                                   (conservatoir beslag) as
                                                   provided for in article 700

                                                   Netherlands Code of Civil
                                                   Procedures et seq; and

                                         (i)  the recognition and the
                                              enforcement of judgments of the
                                              courts of England in the
                                              Netherlands are subject to the
                                              provisions of the Council
                                              Regulation (EC) No 44/2001 of 22
                                              December 2000 on Jurisdiction and
                                              the Recognition and Enforcement of
                                              Judgments in Civil and Commercial
                                              Matters and the Netherlands Code
                                              of Civil Procedures. More
                                              specifically, the Netherlands
                                              courts may deny the recognition
                                              and the enforcement of such
                                              judgment if:

                                              A.   no proper service of process
                                                   has been given, where it
                                                   concerns a default judgment;

                                              B.   the recognition and
                                                   enforcement of such judgment
                                                   would be manifestly
                                                   incompatible with the public
                                                   policy of the Netherlands;

                                              C.   such judgment is
                                                   irreconcilable with a
                                                   judgment of a Netherlands
                                                   Court rendered in a dispute
                                                   between the same parties, or

                                              D.   such judgment is
                                                   irreconcilable with an
                                                   earlier judgment rendered in
                                                   another Member State of the
                                                   European Community or a third
                                                   state involving the same
                                                   cause of action and between
                                                   the same parties, provided
                                                   that the earlier judgment
                                                   fulfils the conditions
                                                   necessary for its recognition
                                                   by the Netherlands courts;

"RIVERBANK HOTEL"                        means the Charged Property listed at
                                         paragraph 3 of schedule 2, part 1;

"SCREEN RATE"                            means the British Bankers Association
                                         Interest Settlement Rate for sterling
                                         for the relevant amount for the
                                         relevant period, displayed on the
                                         appropriate page of the Telerate
                                         screen. If the agreed page is replaced
                                         or service ceases to be available, the
                                         Agent may specify another page or
                                         service displaying the appropriate rate
                                         after consultation with the Borrowers
                                         and the Lenders;

"SECURED OBLIGATIONS"                    means all obligations at any time due,
                                         owing or incurred by any Obligor under
                                         the Finance Documents, whether present
                                         or future, actual or contingent (and
                                         whether incurred solely or jointly and
                                         whether as principal or surety or in
                                         some other capacity);

"SECURITY"                               means a mortgage, charge, pledge, lien
                                         or other security interest securing any
                                         obligation of any person or any other
                                         agreement or arrangement having a
                                         similar effect;

"SECURITY DOCUMENTS"                     means:

                                         (a)  the documents referred to in
                                              paragraph 5 of Schedule 3; and

                                         (b)  any other document designated as
                                              such by the Borrowers and the
                                              Agent;

                                         and each of them in each case in favour
                                         of the Security Agent in the form
                                         agreed between the parties prior to the
                                         Utilisation Date;

"SELECTION NOTICE"                       means a notice substantially in the
                                         form set out in part 2 of schedule 4
                                         (Utilisation Request) given in
                                         accordance with clause 9 (Interest
                                         Periods);

"SERVICE ACCOUNT"                        means the account referred to as such
                                         in clause 21 (Bank Accounts);

"SHERLOCK HOLMES HOTEL"                  means the Charged Property listed at
                                         paragraph 2 of schedule 1, part 1;

"SPECIFIED TIME"                         means 11.00 am;

"SUBSIDIARY"                             means a subsidiary within the meaning
                                         of section 736 of the Companies Act
                                         1985;

"TAX"                                    means any tax, levy, impost, duty or
                                         other charge or withholding of a
                                         similar nature (including any penalty
                                         or interest payable in connection with
                                         any failure to pay or any delay in
                                         paying any of the same);

"TAXES ACT"                              means the Income and Corporation Taxes
                                         Act 1988;

"TERM-OUT OPTION"                        means the right of the Borrowers
                                         described in clause 6.5;

"THIRD PARTY SECURITY PROVIDERS"         means:

                                         (a)  the Equity Holders;

                                         (b)  the UK Operating Companies; and

                                         (c)  any other Subsidiaries of the
                                              Borrowers that give security for
                                              the Loan;

"TOTAL COMMITMENTS"                      means the aggregate of the Commitments;

"TRANSFER CERTIFICATE"                   means a certificate substantially in
                                         the form set out in schedule 7 (Form of
                                         Transfer Certificate) or any other form
                                         agreed between the Agent and the
                                         Borrowers;

"TRANSFER DATE"                          means, in relation to a transfer, the
                                         later of:

                                         (a)  the proposed Transfer Date
                                              specified in the Transfer
                                              Certificate; and

                                         (b)  the date on which the Agent
                                              executes the Transfer Certificate;

"UK OPERATING ACCOUNTS"                  means the accounts referred to as such
                                         in clause 21 (Bank Accounts);

"UK OPERATING LEASES"                    means:

                                         (a)  in respect of the Victoria Hotel,
                                              a lease dated 22 October 2001
                                              between the relevant Hotel
                                              Borrower and the relevant UK
                                              Operating Company;

                                         (b)  in respect of the Sherlock Holmes
                                              Hotel, a lease dated 11 October
                                              2004 between the relevant Hotel
                                              Borrower and the relevant UK
                                              Operating Company; and

                                         (c)  in respect of the Riverbank Hotel,
                                              a lease dated 20 December 2005
                                              between the relevant Hotel
                                              Borrower and the relevant UK
                                              Operating Company;

"UNPAID SUM"                             means any sum due and payable but
                                         unpaid by an Obligor under the Finance
                                         Documents;

"UTILISATION"                            means a utilisation of the Facility;

"UTILISATION DATE"                       means the date of a Utilisation, being
                                         the date on which the Advance is to be
                                         made;

"UTILISATION REQUEST"                    means a notice substantially in the
                                         form set out in part 1 of schedule 4
                                         (Utilisation Request);

"VAT"                                    means value added tax as provided for
                                         in the Value Added Tax Act 1994 and any
                                         other tax of a similar nature;

"VICTORIA HOTEL"                         means the Charged Property listed at
                                         paragraph 1 of schedule 2, part 1; and

"VICTORIA HOTEL PUB LEASE"               means the 999 year lease dated on or
                                         around the date of this Agreement
                                         between Victoria London Hotel Holding
                                         BV (1) and Victoria Pub Holding BV (2).

"VICTORIA PUB DISTRIBUTION"              means any dividend or other
                                         distribution or the repayment of any
                                         shareholder loan made using the
                                         proceeds arising from a sale or a
                                         financing of the Victoria Hotel Pub
                                         Lease or from the sale of the shares in
                                         Victoria Pub Holding BV or dividends or
                                         other distributions made by Victoria
                                         Pub Holding BV;

1.2  CONSTRUCTION

     1.2.1 The liquidation, winding-up or dissolution of a company or body corporate or the appointment of a receiver, manager or administrator of or in relation to a company or body corporate or any of its assets shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, person under the law of the jurisdiction in which it is incorporated or any jurisdiction in which it carries on business or has assets or liabilities.

     1.2.2 Headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

     1.2.3 In this Agreement words denoting the singular number only shall include the plural and vice versa.

     1.2.4 Any discretion or power which may be exercised or any determination which may be made hereunder by the Agent may (save as otherwise provided herein) be exercised or made in its absolute and unfettered discretion.

     1.2.5 References herein to a certified copy means a copy certified as true, complete and up-to-date by a director or the secretary of the relevant Obligor.

     1.2.6 Where any notice is to be given to the Agent that notice is to be in writing.

     1.2.7 Any obligation on any Obligor to do something shall include an obligation to procure the same to be done and any obligation not to do something shall include an obligation not to permit suffer or allow the same to be done.

     1.2.8 A reference to sale proceeds includes any monetary sums received or receivable in respect of any transfer, assignment, sale, compulsory acquisition or other transaction and shall include sums received in respect of the grant, surrender or variation of any letting or Agreement for Lease.

     1.2.9 Each Obligor gives the undertakings expressed to be given by it in the Finance Documents to each Finance Party and, unless otherwise provided in this Agreement, the undertakings in this Agreement (but without prejudice to any undertakings contained in or relating to any other Finance Documents) will remain in force until all present and future obligations of the Obligors under the Finance Documents have been fully and irrevocably paid or discharged and the Total Commitments reduced to nil.

     1.2.10 References in the Finance Documents to the knowledge of any Obligor shall be deemed to include the actual knowledge of any of the owners of the Obligors or their shareholders (including the Equity Holders and their representatives).

1.3  INTERPRETATION

     1.3.1 Unless a contrary indication appears, any reference in this Agreement to:

          (a) the "AGENT", the "ARRANGER", any "FINANCE PARTY", any "LENDER", any "OBLIGOR" or any "PARTY" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

          (b) "ASSETS" includes present and future properties, revenues and rights of every description;

          (c) a "FINANCE DOCUMENT" or any other agreement, document or instrument is a reference to that Finance Document or other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

          (d) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

          (e) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

          (f) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

          (g) a provision of law is a reference to that provision as amended or re-enacted;

          (h)  a time of day is a reference to London time; and

          (i) any reference to an undertaking, obligation or liability in the Finance Documents shall be construed as a reference to such undertaking, obligation or liability as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

     1.3.2 Section, clause and schedule headings are for ease of reference only.

     1.3.3 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

     1.3.4 A Default is "CONTINUING" if it has not been remedied or waived.

     1.3.5 Where, for the purposes of calculating compliance with any provisions of this agreement, any sum referred to in the calculation is expressed in a currency other than sterling, such sum shall be converted into sterling by applying the relevant spot rate applicable at the date of such calculation.

     1.3.6 Where the expression "SO FAR AS ANY PERSON IS AWARE" (or any similar expression) is used in this Agreement and unless stated otherwise:

          (a) where that person is a company the knowledge of the directors shall be deemed to be within the knowledge of the company; and

          (b) it shall be deemed to include an additional statement that the person and (where that person is a company) the directors of that company have made due, proper and careful enquiry.

     1.3.7 Covenants, undertakings, representations and warranties and other obligations given by, or of, more than one Borrower are joint and several concerning those Borrowers.

1.4  THIRD PARTY RIGHTS

     A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement unless that person is a receiver, receiver and manager or administrative receiver appointed under any Finance Document.

1.5  DISPOSITION OF CHARGED PROPERTY

     The terms of the other Finance Documents and of any side letters between the parties to this Agreement in relation to the Finance Documents are incorporated into each Finance Document to the extent required for any purported disposition of a Charged Property contained in any Finance Document to be a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

2.   THE FACILITY

2.1  THE FACILITY

     Subject to the terms of this Agreement, the Lenders agree to make available the Loan to the Borrowers in an amount equal to the Total Commitments.

2.2  FINANCE PARTIES' RIGHTS AND OBLIGATIONS

     2.2.1 The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

     2.2.2 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

     2.2.3 A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

     2.2.4 No Lender is obliged to lend more than its Commitment.

2.3  BORROWERS' OBLIGATIONS

     The obligations of the Borrowers under the Finance Document are joint and several.

2.4  PARALLEL DEBT

     2.4.1 Each of the Obligors hereby irrevocably and unconditionally undertakes to pay to the Security Agent an amount equal to the aggregate amount payable by such Obligor in respect of its Corresponding Obligations as they may exist from time to time. The payment undertaking of each Obligor to the Security Agent under this clause 2.4.1 is hereinafter to be referred to as a "PARALLEL DEBT". Each Parallel Debt will be payable in the currency or currencies of the relevant Corresponding Obligations.

     2.4.2 Each Parallel Debt of an Obligor will become due and payable as and when one or more of the Corresponding Obligations of such Obligor become due and payable.

     2.4.3 Each of the parties to this Agreement hereby acknowledges that:

          (a) each Parallel Debt constitutes an undertaking, obligation and liability of the relevant Obligor to the Security Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations; and

          (b) Parallel Debt represents the Security Agent's own separate and independent claim to receive payment of such Parallel Debt from the relevant Obligor.

     2.4.4 For the avoidance of doubt, the parties to this Agreement confirm that in accordance with clauses 2.4.1 and 2.4.3 the claim of the Security Agent against an Obligor in respect of a Parallel Debt and the claims of anyone or more of the Lenders against such Obligor in respect of the Corresponding Obligations payable by such Obligor to such Lender(s) do not constitute common property within the meaning of
          Article 3:166 of the DCC and that the provisions relating to such common property shall not apply. If, however, it shall be held that such claim of the Security Agent and such claims of anyone or more of such Lenders do constitute common property and such provisions do apply, the parties to this Agreement agree that this Agreement shall constitute the administration agreement within the meaning of Article 3:168 of the DCC.

     2.4.5 To the extent the Security Agent irrevocably receives any amount in payment of the Parallel Debt of an Obligor, the Security Agent shall distribute such amount among the Lenders who are creditors of the Corresponding Obligations of such Obligor in accordance with clause 29 relating to the distribution of proceeds. Upon irrevocable receipt by a Lender of any amount so distributed to it ("RECEIVED AMOUNT"), the Corresponding Obligations of such Obligor to the relevant Lender(s) shall be reduced by amounts totalling an amount ("DEDUCTIBLE AMOUNT") equal to the Received Amount in the manner as if the Deductible Amount were received as a payment of the Corresponding Obligations on the date of receipt by Lender of the Received Amount.

     2.4.6 The Security Agent is hereby appointed by the parties hereto as security agent with regard to the Security Documents. The parties hereto acknowledge that the Security Agent acts in its own name and not as agent or representative of the Lenders or any of them.

2.5  PROFESSIONAL MARKET PARTY REPRESENTATION

     Each Original Lender represents and warrants to each Borrower on the date hereof that it is a PMP.

3.   USE OF THE FACILITY

3.1  PURPOSE

     The Borrowers shall apply all amounts borrowed under the Facility towards
     (1) the refinance of indebtedness of the Hotel Borrowers in relation to the Charged Properties (including loans owed to shareholders and/or the payment of a dividend or other distribution to the Equity Holders) and (2) paying third party fees, costs and expenses incurred by the Borrowers or their shareholders in connection with the foregoing (including legal fees, financing fees, valuation fees, registration fees, notarial fees, hedging costs and applicable taxes thereon).

3.2  LAWFULNESS

     No part of the Facility may be used for any purpose which would result in the provision of unlawful financial assistance or for any other unlawful purpose.

3.3  MONITORING

     No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

3.4  NUMBER OF ADVANCES

     There shall be no more than one Advance to the Borrowers pursuant to the terms of this Agreement, although the Finance Parties acknowledge that such Advance may be divided between the Borrowers (without prejudice to their joint and several liability).

4.   CONDITIONS OF UTILISATION

4.1  INITIAL CONDITIONS PRECEDENT

     The Borrowers may not utilise the Facility unless the Agent has received all of the documents and other evidence listed in part 1 of schedule 3 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied.

4.2  GENERAL CONDITIONS PRECEDENT

     The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

     4.2.1 no Default is continuing or would result from the proposed Loan;

     4.2.2 the representations and warranties set out in clause 17 (Representations) to be made by each Obligor are true in all material respects; and

     4.2.3 no Commitment of any Lender has been cancelled.

5.   UTILISATION

5.1  DELIVERY OF THE UTILISATION REQUEST

     The Borrowers may utilise the Facility by delivery to the Agent of a single duly completed Utilisation Request during the Availability Period not less than five and not more than 10 Business Days before the proposed Utilisation Date.

5.2  COMPLETION OF THE UTILISATION REQUEST

     5.2.1 The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

          (a) the proposed Utilisation Date is a Business Day within the Availability Period;

          (b)  the amount of the Utilisation complies with clause 5.3 (Amount);

          (c) the proposed Interest Period complies with clause 9 (Interest Periods); and

          (d) sufficient proof that the signatory of such Utilisation Request is duly authorised to issue such request on behalf of the Borrower.

5.3  AMOUNT

     5.3.1 The available amount to be drawn down under the Advance shall be limited to the lower of the sum specified by the Borrowers in writing to the Agent in the Utilisation Request and the sum available pursuant to the following sub-clause.

     5.3.2 The sum available referred to in the preceding sub-clause shall be the lower of:

          (a) the maximum amount as shall ensure that as at the date of drawdown the Loan would not exceed 85% of the aggregate of (a) the Market Value of the Properties and (b) the Management Borrower Group Value; and

          (b) the maximum amount as shall ensure that following the making of the Advance the Loan does not exceed the Total Commitments.

5.4  LENDERS' PARTICIPATION

     5.4.1 If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.

     5.4.2 The amount of each Lender's participation in the Loan will be equal to the proportion borne by its Commitment to the aggregate Commitments of all Lenders immediately prior to making the Advance.

     5.4.3 The Agent shall notify each Lender of the amount of the Advance and the amount of its participation in that Advance by the Specified Time.

5.5  CANCELLATION OF UNDRAWN FACILITY

     Any part of the Facility which shall not have been utilised by the close of business on the earlier of the last Business Day of the Availability Period and the day after the Utilisation Date shall at that time be automatically cancelled.

6.   REPAYMENT

6.1  REPAYMENT OF LOAN

     Subject to clause 23 (Events of Default) and without prejudice to clause
     6.3 (Amortisation), the Borrowers shall repay the Loan together with all accrued interest and outstanding amounts owing and/or due to the Finance Parties and the Hedge Counterparty in full on the Repayment Date.

6.2  REBORROWING

     The Borrowers may not reborrow any part of the Facility which is repaid.

6.3  AMORTISATION

     Starting on the first Payment Date falling after the first anniversary of the Utilisation Date and on each Payment Date thereafter, the Borrowers shall make quarterly repayments of principal equal to or greater than 0.375% of the Original Loan Amount, provided that:

               (i) the payments made on any of the first four Payment Dates may be less than 0.375% of the Original Loan Amount if the total of the payments made on the first four Payment Dates is equal to or greater than 1.5% of the Original Loan Amount;

               (ii) after the first four Payment Dates a quarterly payment of less than 0.375% of the Original Loan Amount shall not be a breach of this clause if such payment when combined with the three preceding quarterly payments is equal to or greater than 1.5% of the Original Loan Amount;

               (iii) the Borrowers shall notify the Agent at least five Business
                    Days before each Payment Date of the amortisation payment it wishes to pay (and failing such notification the Borrowers shall be deemed to have elected to make a payment of 0.375% of the Original Loan Amount); and

               (iv) the amortisation in any year preceding the date falling 30 months from the the date upon which the Advance is made shall not exceed 2% unless the Agent agrees otherwise in writing.

6.4  DISPOSAL OF CHARGED PROPERTIES

     Notwithstanding clause 6.1 (Repayment of Loan), on any Disposal of a Charged Property, the Net Sale Proceeds shall be applied in or towards the following items (and, if the Net Sale Proceeds are insufficient to pay all those items, in the following order):

          (a) first, to pay any costs, fees or expenses arising under any Finance Documents due but unpaid;

          (b)  secondly, amounts due (if any) under any Hedging Agreement;

          (c) thirdly, to repay interest due but unpaid under this Agreement (excluding PIK Margin);

          (d) fourthly, to pay any unpaid PIK Margin (notwithstanding that it may have been capitalised pursuant to clause 8.2 below);

          (e)  fifthly, to repay principal in respect of the Loan;

          (f) sixthly, in payment of any other sums due but unpaid under the Finance Documents (including for the avoidance of doubt sums due under a Fee Letter);

          (g)  seventhly, as specified by the Borrowers.

6.5  TERM-OUT OPTION

     The Borrowers may by notice to be received by the Agent at least 10 Business Days (and not more than one month) before the fifth anniversary of the Utilisation Date request that the Repayment Date be extended so that it falls on the seventh anniversary of the Utilisation Date. The request shall be approved by the Agent on behalf of the Finance Parties if the Loan (together with any accrued and unpaid PIK Margin not already aggregated to the Loan and any other sums due but not paid hereunder) does not exceed 85% of the aggregate Market Value of the Charged Properties at the date on which the Borrowers serve notice under this clause 6.5.

7.   PREPAYMENT AND CANCELLATION

7.1  ILLEGALITY

     If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:

     7.1.1 that Lender shall promptly notify the Agent upon becoming aware of that event;

     7.1.2 upon the Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and

     7.1.3 the Borrowers shall repay that Lender's participation in the Advance made on the last day of the Interest Period for that Advance occurring after the Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2  CHANGE OF CONTROL

     If

          (a) a change of Control of an Obligor occurs other than as a result of (i) a transfer of shares in the Management Borrower from one Equity Holder to another, (ii) a transfer of the share capital of the Obligors to a new entity as part of carrying out a Permitted IPO or (iii) a Permitted Reconstruction; or

          (b) Boris Ivesha (either personally or through any trust of which he is the main beneficiary) ceases to own (directly or indirectly) a majority of the voting share capital of the Management Borrower (unless as a result of a transfer of shares in the Management Borrower from one Equity Holder to another) or ceases to be directly involved in the management of the Management Borrower (in circumstances where no successor has assumed ownership (directly or indirectly) or no replacement has been appointed in either case with the consent of the Agent (which consent shall not be unreasonably withheld or delayed)); or

          (c) other than as a result of a Permitted IPO any one other than the Equity Holders owns (directly or indirectly) any of the voting share capital of the Obligors; or

          (d) Boris Ivesha ceases to be involved in the day to day management of the Management Borrower Group without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed), save that if Boris Ivesha dies, retires, resigns or otherwise ceases to be involved in the day to day management of the Management Borrower group, the Borrower shall not be in breach of this provision if within a reasonable period (not being less than 6 months) a suitable replacement is appointed in place of Boris Ivesha with the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed):

     7.2.1 the Borrowers shall promptly notify the Agent upon becoming aware of that event;

     7.2.2 the Borrowers shall procure the Obligors comply with the requirements of the Lenders in respect of anti money laundering; and

     7.2.3 if the Majority Lenders so require, the Agent shall, by not less than 30 Business Days notice to the Borrowers, cancel the Facility and declare all of the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

7.3  PREPAYMENT OF THE LOAN

     7.3.1 No prepayment of the Loan may be made unless any accrued PIK Margin has been paid.

     7.3.2 No prepayment of the Loan is permitted prior to the date falling 30 Months after the Utilisation Date (other than as a result of a Permitted Disposal or through the operation of clause 7.1 (Illegality) or as otherwise expressly permitted or required under this Agreement) if the effect of such prepayment would be to reduce the amount of the Loan below the aggregate of the Original Loan Amount less any amortisation payments made under clause 6.3 above. If a prepayment is made prior to the date falling 30 Months after the Utilisation Date as a result of a Permitted Disposal or as otherwise expressly permitted or required under this Agreement (other than through the operation of clause 7.1 (Illegality)), the Borrowers shall contemporaneously with such prepayment pay to the Agent on behalf of the Finance Parties a fee equal to the Margin of 3.00% per annum that would have been earned on the amount prepaid from the date of prepayment to the date falling 30 Months after the Utilisation Date, such amount to be discounted to its present value applying a discount rate equal to LIBOR for the remainder of the period. Such fee shall be in addition to any other fees and costs hereunder, including those referred to in clause 10.4 (Break Costs) below. For the avoidance of doubt, (i) nothing in this clause 7.3.2 shall constitute permission for any Borrower to make a prepayment for any reason other than a Permitted Disposal and (ii) no amortisation payment under clause 6.3 or repayment under clause 21.2.2(f) shall be subject to any prepayment fee under this clause.

     7.3.3 Subject to clause 7.3.1 above, at any time on or after the date falling 30 Months after the Utilisation Date the Borrowers may by notice to be received by the Agent six Business Days before the date of proposed prepayment (or such shorter period as the Majority Lenders may agree) prepay the Loan (but if in part in a minimum of L1,000,000) provided that no Event of Default would occur if the proposed pre-payment were made. The Borrowers must pay any fees then due and any sums due pursuant to clause 10.4 (Break Costs) at the same time the prepayment is made.

7.4  RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER

     7.4.1 If:

          (a) any sum payable to any Lender by an Obligor is required to be increased under clause 12.2.3 (Tax gross-up); or

          (b)  any Lender claims indemnification from the Borrowers under clause
               12.3 (Tax indemnity) or clause 13.1 (Increased Costs);

          the Borrowers may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.

     7.4.2 On receipt of a valid notice referred to in clause 7.4.1 above, the Commitment of that Lender shall immediately be reduced to zero.

     7.4.3 On the last day of each Interest Period which ends after the Borrowers have given valid notice under clause 7.4.1 above (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender's participation in the Loan.

7.5  RESTRICTIONS

     7.5.1 Any notice of cancellation or prepayment given by the Borrowers under this clause 7 (Prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

     7.5.2 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and any fees payable under this Agreement together with any Break Costs.

     7.5.3 The Borrowers may not reborrow any part of the Facility which is prepaid.

     7.5.4 The Borrowers shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

     7.5.5 No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

     7.5.6 If the Agent receives a notice under this clause 7 (Prepayment and cancellation) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lender, as appropriate.

8.   INTEREST

8.1  CALCULATION OF INTEREST

     The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

     8.1.1 Basic Margin;

     8.1.2 PIK Margin;

     8.1.3 LIBOR; and

     8.1.4 Mandatory Cost, if any.

8.2  PAYMENT OF INTEREST

     The Borrowers shall pay accrued interest on the Loan on each Payment Date, save that such part of the interest as constitutes PIK Margin shall, subject to the terms of this Agreement and only until 8th August 2008 be added to the Loan on such Payment Date and the Loan treated as having increased accordingly (including, for the avoidance of doubt, for the purposes of calculating interest). For the avoidance of doubt the parties acknowledge that nothing in this clause shall prevent PIK Margin which accrued prior to 8th August 2008 being added to the Loan. The Borrowers may on any Payment Date pay (i) any accrued and unpaid PIK Margin which has accrued since the last Payment Date and (ii) any capitalised PIK Margin (and any payment so made shall not constitute a prepayment for the purposes of clause 7).

8.3  DEFAULT INTEREST

     8.3.1 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 8.3.2 below, is two per cent (2%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Agent.

     8.3.2 If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period:

          (a) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

          (b) the rate of interest applying to the overdue amount during that first Interest Period shall be two (2) per cent higher than the rate which would have applied if the overdue amount had not become due.

     8.3.3 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4  NOTIFICATION OF RATES OF INTEREST

     The Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

8.5  HEDGING AGREEMENT

     8.5.1 On or before the Utilisation Date the Borrowers shall (unless agreed otherwise by the Agent) enter into, and shall thereafter maintain, the Hedging Agreements.

     8.5.2 The Hedging Agreements referred to in clause 8.5.1 shall be (unless agreed otherwise by the Agent):

          (a)  with the Hedge Counterparty;

          (b) in aggregate for the notional principal amount of between 95% and 105% of the Loan from time to time (with a right on the part of the Borrowers to reduce, transfer or novate the notional principal amount should it exceed the Loan);

          (c)  for the period from the Utilisation Date to the Repayment Date;

          (d) on the terms of the International Swaps and Derivatives Association 1992 ISDA Master Agreement (Multicurrency Cross Border) under which:

                    (a) "second method" and "market quotation" shall be specified as the payment method applicable; and

                    (b)  the governing law shall be English law.

     8.5.3 The Hedging Agreements referred to in this clause shall (if required by the Agent) be assigned to or otherwise secured in favour of, and in a manner acceptable to, the Agent.

     8.5.4 The Borrowers covenants that for so long as any sums are outstanding under this Agreement and/or the Commitments are not reduced to zero it will not terminate or close out any Hedging Agreement except:

          (a)  as permitted by clause 8.5.2(b) above;

          (b) if it becomes illegal for it to continue to comply with its obligations under that Hedging Agreement;

          (c) if all monies, present and future, actual or contingent, pursuant to the Finance Documents have unconditionally and irrevocably been paid and discharged in full; or

          (d) with the consent of the Agent and the other parties to the relevant Hedging Agreement.

     8.5.5 The Borrowers shall not enter into any hedging or currency management arrangements, options or other derivative transactions other than the Hedging Agreements without the prior written consent of the Agent, save that the Management Borrower may enter into such arrangements or transactions with a mark to market exposure not exceeding L5,000,000 without needing such consent.

9.   INTEREST PERIODS

9.1  COMMENCEMENT

     The first Interest Period shall commence on the Utilisation Date and end on 8 May 2006.

9.2  TERMINATION

     9.2.1 If any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day unless that would extend that Interest Period into the next following calendar month, in which event that Interest Period shall be shortened so as to end on the immediately preceding Business Day.

     9.2.2 The last Interest Period relating to the Advance shall end on the Repayment Date.

9.3  DURATION

     Each Interest Period (other than the first) shall start on the preceding Payment Date and end on the next Payment Date.

10.  CHANGES TO THE CALCULATION OF INTEREST

10.1 ABSENCE OF QUOTATIONS

     Subject to clause 10.2 (Market Disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2 MARKET DISRUPTION

     10.2.1 If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender's share of the Loan for the Interest Period shall be the rate per annum which is the sum of:

          (a)  the Margin;

          (b) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select; and

          (c) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

     10.2.2 In this Agreement "MARKET DISRUPTION EVENT" means:

          (a) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Bank supplies a rate to the Agent to determine LIBOR for sterling for the relevant Interest Period; or

          (b) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders whose Commitments in aggregate are equal to or exceed 50% of the Loan that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3 ALTERNATIVE BASIS OF INTEREST OR FUNDING

     10.3.1 If a Market Disruption Event occurs and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

     10.3.2 Any alternative basis agreed pursuant to clause 10.3.1 above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

     10.3.3 If the Agent and the Borrowers are unable to agree on an alternative basis pursuant to clause 10.3.1 the Borrowers may prepay the Loan and in these circumstances no prepayment fee shall be payable save for Break Costs.

10.4 BREAK COSTS

     10.4.1 The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

     10.4.2 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue and setting out in reasonable detail the calculation of those Break Costs.

11.  FEES

11.1 ARRANGEMENT FEE

     The Borrowers shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.2 EXIT FEE

     The Borrowers shall pay to the Arranger an exit fee in the amount and at the times agreed in a Fee Letter.

12.  TAX GROSS-UP AND INDEMNITIES

12.1 DEFINITIONS

     In this Agreement:

"PROTECTED PARTY"      means a Finance Party which is or will be subject to any
                       liability, or required to make any payment, for or on
                       account of Tax in relation to a sum received or
                       receivable (or any sum deemed for the purposes of Tax to
                       be received or receivable) under a Finance Document;

"TAX CONFIRMATION"     means a confirmation by a Lender that the person
                       beneficially entitled to interest payable to that Lender
                       in respect of an advance under a Finance Document is
                       either:

                       (a) a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom, for United Kingdom tax purposes; or

                       (b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and that interest payable in respect of that advance falls to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the Taxes Act;

"TAX CREDIT"           means a credit against, relief or remission for, or
                       repayment of any

                       Tax;

"TAX DEDUCTION"        means a deduction or withholding for or on account of Tax
                       from a payment under a Finance Document;

"TAX PAYMENT"          means an increased payment made by an Obligor to a
                       Finance Party under clause 12.2 (Tax gross-up) or a
                       payment under clause 12.3 (Tax indemnity);

"TREATY LENDER"        means a Lender which:

                       (a) is treated as a resident of a Treaty State for the purposes of the Treaty and under the terms of the Treaty is entitled to receive payment of that interest (subject to the completion of any necessary procedural formalities) without any deduction or withholding on account of Tax; and

                       (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected.

"TREATY STATE"         means a jurisdiction having a double taxation agreement
                       (a "TREATY") with the United Kingdom which makes
                       provision for full exemption from tax imposed by the
                       United Kingdom on interest.

"UK NON-BANK LENDER"   means:

                       (a) where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in
                            Schedule 1 (The Lenders); and

                       (b) where a Lender becomes a Party to this Agreement after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate which it executes on becoming a Party to this Agreement.

     Unless a contrary indication appears, in this clause 12 (Tax Gross-up and Indemnities) a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2 TAX GROSS-UP

     12.2.1 The Borrowers shall make all payments to be made by them without any Tax Deduction, unless a Tax Deduction is required by law.

     12.2.2 The Borrowers shall promptly upon becoming aware that a Tax Deduction must be made (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall promptly notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall promptly notify the Borrowers.

     12.2.3 If a Tax Deduction is required by law to be made by a Borrower, the amount of the payment due from the Borrowers shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

     12.2.4 The Borrowers are not required to make an increased payment to a Lender under clause 12.2.3 above for a Tax Deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:

          (a) the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

          (b)

               (i) the relevant Lender is a UK Non-Bank Lender, or would have been a UK Non-Bank Lender were it not for any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; and

               (ii) the Board of the Inland Revenue has given (and not revoked)
                    a direction under section 349C of the Taxes Act (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) which relates to that payment and that Obligor has notified that UK Non-Bank Lender of the precise terms of that notice; or

          (c) the relevant Lender is a Treaty Lender and the Borrowers are able to demonstrate, on the balance of probabilities, that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause 12.2.7 below.

     12.2.5 If any of the Borrowers is required to make a Tax Deduction, that Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

     12.2.6 Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

     12.2.7 Each Lender shall use its reasonable endeavours to complete as soon as practicable any procedural formalities (including, without limitation, applying for gross payment) which it is able to complete which are necessary for the Borrowers to be able to make a payment to such Lender without a Tax Deduction (or with a reduced rate of Tax Deduction). Each Lender and the Borrowers shall co-operate by using their reasonable endeavours to complete any procedural formalities necessary for the Borrower to obtain authorisation to make payments to or for the account of that Lender without Tax Deduction (or with a reduced rate of Tax Deduction). If required, the Borrowers shall provide evidence (as referred to in the Centre for Non-Residents DT Guidance Note No.1 07/02) to the Lenders to support the proposition that such payment is to be considered UK-source and that that Borrower has formed an intention of deducting and accounting for tax accordingly.

     12.2.8 A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Borrowers by entering into this Agreement.

     12.2.9 A UK Non-Bank Lender shall promptly notify the Borrowers and the Agent if there is any change in the position from that set out in the Tax Confirmation.

     12.2.10 Each Lender:

          (a) which is a Party on the date of this Agreement confirms that it is a Qualifying Lender, and

          (b) which becomes a Party after the date of this Agreement shall state in its Transfer Certificate (or other document by which the relevant transfer or assignment is effected) whether it is a Qualifying Lender or not, and each Lender shall promptly notify the Borrower and the Agent if it becomes aware of any change in its position.

12.3 TAX INDEMNITY

     12.3.1 The Borrowers shall pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines in good faith will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

     12.3.2 When the Borrowers are required to pay an amount pursuant to clause
          12.3.1 above, the Borrowers shall make such payment, in the case of a loss, liability or cost which:

          (a) has been suffered by a Protected Party, within three Business Days of demand by the Agent together with a copy of a certificate confirming that the loss, liability or cost has been suffered and the amount thereof;

          (b) will be suffered by a Protected Party, no later than five Business Days prior to the day which the Protected Party reasonably expects to suffer such loss, liability or cost, such day to be notified to the Borrowers by the Agent together with a copy of a certificate confirming the amount of such loss, liability or cost, or within three Business Days of such notification by the Agent, if later.

     12.3.3 Clause 12.3.1 above shall not apply:

          (a)  with respect to any Tax assessed on a Finance Party:

               (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

               (ii) under the law of the jurisdiction in which that Finance
                    Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction;

               if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

          (b)  to the extent a loss, liability or cost:

               (i) is compensated for by an increased payment under clause 12.2 (Tax gross-up); or

               (ii) would have been compensated for by an increased payment under clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in clause 12.2.4 (Tax gross-up) applied.

          (c) A Protected Party making, or intending to make a claim under clause 12.3.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.

          (d) A Protected Party shall, on receiving a payment from a Borrower under this clause 12.3 (Tax indemnity), notify the Agent.

12.4 TAX CREDIT

     If a Borrower makes a Tax Payment and the relevant Finance Party determines in good faith that:

     12.4.1 a Tax Credit is attributable either to an increased payment of which that Tax Credit forms part or to that Tax Payment; and

     12.4.2 that Finance Party has obtained, utilised and retained that Tax Credit;

     the Finance Party shall pay an amount to the Borrowers which that Finance Party determines will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5 STAMP TAXES

     The Borrowers shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Tax payable in respect of any Finance Document.

12.6 VALUE ADDED TAX

     12.6.1 All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

     12.6.2 Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

13.  INCREASED COST INDEMNITY

13.1 INCREASED COSTS

     13.1.1 Subject to clause 13.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of

          (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation where such introduction or change occurs after the later of the date of this Agreement and the date on which such Finance Party became a Lender or

          (ii) compliance with any law or regulation made after the later of the date of this Agreement and the date on which such Finance Party became a Lender.

     13.1.2 In this Agreement "INCREASED COSTS" means:

          (a) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

          (b)  an additional or increased cost; or

          (c) a reduction of any amount due and payable under any Finance Document;

          which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2 INCREASED COST CLAIMS

     13.2.1 A Finance Party intending to make a claim pursuant to clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

     13.2.2 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs and setting out the calculation thereof in reasonable detail.

13.3 EXCEPTIONS

     13.3.1 Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

          (a) attributable to a Tax Deduction required by law to be made by an Obligor;

          (b) compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in clause
               12.3.3 (Tax indemnity) applied);

          (c)  compensated for by the payment of the Mandatory Cost; or

          (d) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

     13.3.2 In this clause 13.3 (Exceptions), a reference to a "Tax Deduction" has the same meaning given to the term in clause 12 (Tax Gross-up and Indemnities).

14.  OTHER INDEMNITIES

14.1 CURRENCY INDEMNITY

     14.1.1 If any sum due or received from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

          (a)  making or filing a claim or proof against that Obligor;

          (b) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings;

          the Borrowers shall procure that that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

     14.1.2 The Borrowers on behalf of themselves and the other Obligors waive any right they may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2 OTHER INDEMNITIES

     The Borrowers shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

     14.2.1 the occurrence of any Event of Default;

     14.2.2 a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 29 (Sharing among the Finance Parties);

     14.2.3 funding, or making arrangements to fund, its participation in the Loan requested in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

     14.2.4 the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

14.3 INDEMNITY TO THE AGENT

     The Borrowers shall promptly indemnify the Agent against any cost, loss or liability properly incurred by the Agent (acting reasonably) as a result of:

     14.3.1 investigating any event which it reasonably believes is a Default;
          or

     14.3.2 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.  MITIGATION BY THE LENDERS

15.1 MITIGATION

     15.1.1 Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 12 (Tax Gross-up and Indemnities), clause 13 (Increased Costs) or paragraph 3 of schedule 6 (Mandatory Cost Formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

     15.1.2 Clause 15.1.1 above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2 LIMITATION OF LIABILITY

     15.2.1 The Borrowers shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under this clause 15 (Mitigation by the Lenders).

     15.2.2 A Finance Party is not obliged to take any steps under this clause 15 (Mitigation by the Lenders) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.  COSTS AND EXPENSES

16.1 TRANSACTION EXPENSES

     The Borrowers shall promptly on demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of:

     16.1.1 this Agreement and any other documents referred to in this Agreement; and

     16.1.2 any other Finance Documents executed after the date of this Agreement;

     including (for the avoidance of doubt) legal, accounting and valuation fees, structural, mechanical, electrical and environmental survey fees and other fees incurred in relation to due diligence enquiries and in verifying satisfaction of the conditions precedent to the Utilisation, including (for the avoidance of doubt) fees incurred by the Agent and the Arranger in relation to negotiations with the Farnsworth Group and all or some of the Borrowers for a loan facility which were terminated before the date of this Agreement. If the Agent and/or the Arranger so require, the fees referred to in this clause 16.1 will be settled direct by the Borrowers by way of payment direct to the relevant person charging such fees.

16.2 AMENDMENT COSTS

     If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to clause 30.9 (Change of currency), the Borrowers shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3 ENFORCEMENT COSTS

     The Borrowers shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) properly incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under any Finance Document.

17.  REPRESENTATIONS

     Each of the Hotel Borrowers makes the representations and warranties set out in this clause 17 (Representations) to each Finance Party, in respect of each of themselves (save for clause 17.28) and (save for clauses 17.2, 17.12.1, 17.13, 17.14, 17.22, 17.23, 17.25, 17.26, 17.27 and 17.28) each
     Obligor.

     The Management Borrower makes the representations and warranties set out in this clause 17 (Representations) (save for clauses 17.2, 17.12.1, 17.13, 17.14, 17.22, 17.23 and 17.25) to each Finance Party.

17.1 STATUS

     17.1.1 It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

     17.1.2 It has the power to own its assets and carry on its business as it is being conducted.

17.2 CENTRE OF MAIN INTERESTS

     17.2.1 Its centre of main interests for the purposes of Council Regulation
          (EC) No 1346/2000 is in the United Kingdom or the Netherlands or (in the case of the UK Operating Companies, the United Kingdom.

     17.2.2 It does not have an establishment for the purposes of Council Regulation (EC) No 1346/2000 in any other jurisdiction.

17.3 BINDING OBLIGATIONS

     Subject to the Reservations, the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations.

17.4 NON-CONFLICT WITH OTHER OBLIGATIONS

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

     17.4.1 any law or regulation applicable to it;

     17.4.2 its constitutional documents; or

     17.4.3 any agreement or instrument binding upon it or any of its assets.

17.5 POWER AND AUTHORITY

     It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.6 VALIDITY AND ADMISSIBILITY IN EVIDENCE

     All Authorisations required:

     17.6.1 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

     17.6.2 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation;

     have been obtained or effected and are in full force and effect.

17.7 DEDUCTION OF TAX

     It is not required under the law of its jurisdiction of incorporation or elsewhere to make any deduction for or on account of Tax from any payment it may make to a Finance Party which is a Qualifying Lender under any Finance Document entered into on or before the Utilisation Date.

17.8 NO DEFAULT

     17.8.1 No Event of Default is continuing or might reasonably be expected to be likely to result from the making of the Utilisation.

     17.8.2 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might reasonably be expected to be likely to have a Material Adverse Effect.

17.9 ENCUMBRANCES AND INDEBTEDNESS

     17.9.1 No charges or other encumbrances in the nature of Security exist on the assets of the Borrowers other than any Permitted Encumbrances.

     17.9.2 The Borrowers have not incurred or permitted to subsist any Financial Indebtedness other than Permitted Indebtedness.

17.10 NO UNDISCLOSED FACTS AND BASIS OF FINANCIAL INFORMATION

     17.10.1 All information disclosed in writing by any Obligor contained in the information folders disclosed to S J Berwin by Berwin Leighton Paisner or on the Obligors' behalf by one of its other confirmed professional advisers to the Agent, its solicitors or to the Approved Valuers was true in all material respects at the date (if any) ascribed thereto, no written information provided by it or on its behalf by one of its confirmed professional advisers was misleading in any material respect or omitted any matter failure to disclose which would result in any such information being misleading in any material respect in the context of the Finance Documents and to the best of its knowledge and belief, having made due enquiries, nothing has occurred since the date such information was so provided which renders the information contained in it untrue or misleading in any material respect and which if disclosed would reasonably be expected to materially and adversely affect the decision of the Finance Parties to provide the Facility to the Borrowers or the terms on which the Facility might be provided.

     17.10.2 All financial statements delivered by an Obligor pursuant to clause
          4.1 (Initial conditions precedent) and clause 18.1 (Financial statements):

          (a) fairly represented the financial condition of that Obligor as at the date when such financial statements were drawn up;

          (b)  were drawn up in compliance with clauses 18.3.2 and 18.3.3.

     17.10.3 There has been no material adverse change in the business or financial condition of the Borrowers (taken as a whole) since the date of the financial statements delivered pursuant to clause 4.1 (Initial conditions precedent).

17.11 REGISTRATIONS AND LICENCES

     It holds and/or is in compliance in all material respects with all material registrations, licences, permits, consents or other authorisations and all applicable laws and regulations necessary for the conduct of its business as it is currently carried on (including those relevant to the running of hotel businesses at the Charged Properties) save that in the case of the Management Borrower this clause shall only apply to the extent that (a) the Management Borrower is aware of such breach after reasonable enquiry and
     (b) such breach would have a Material Adverse Effect.

17.12 TITLE TO ASSETS

     Save as disclosed in the reports on title referred to in paragraph 6.1 of
     Schedule 3 (Conditions Precedent) the Hotel Borrowers have a good and marketable title to each of the Charged Properties.

17.13 DANGEROUS SUBSTANCES

     To the best of its knowledge, information or belief no dangerous substance has been used, disposed of, generated, stored, dumped, released, deposited, buried or emitted at, on, from or under any Charged Property or any premises thereon.

17.14 HEADLEASES

     Each party to the Headleases has complied in all material respects with its obligations thereunder and the Hotel Borrowers are not aware of any circumstances that exist which will or may breach any Headlease.

17.15 REGISTRATIONS

     It is not necessary or advisable that any Finance Document (save for presentation pursuant to section 395 of the Companies Act 1985 or the Slavenburg interpretation thereof or registration at the Land Registry) be filed, registered, recorded or enrolled with any court, public office or other authority in any jurisdiction or that any stamp, documentary, registration or similar tax or duty be paid on or in relation to any Finance Document.

17.16 PARI PASSU RANKING

     Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.17 NO PROCEEDINGS PENDING OR THREATENED

     No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against its assets or undertaking.

17.18 NO IMMUNITY

     Neither it nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

17.19 NO WITHHOLDING TAX

     No Tax is imposed on or by virtue of the execution or delivery by it of any such Finance Document or any document or instrument to be executed or delivered under those Finance Documents except stamp duty (if any) payable in respect of any charge or pledge taken over shares as part of the Security Documents.

17.20 SECURITY

     Subject to the Reservations and to registration at the Land Registry each Security Document to which it is a party creates the Security it purports to create over the assets referred to in such document and that Security is not:

     17.20.1 subject to any prior or pari passu Security; and

     17.20.2 liable to avoidance on liquidation, bankruptcy, composition or any similar insolvency proceedings other than:

          (a) in accordance with usual provisions relating to "suspect periods"; or

          (b)  if not registered within the applicable time periods.

17.21 TAX RESIDENCE

     It is not resident for Tax purposes (whether by reason of its place of management and control or any other reason) in any jurisdiction other than its jurisdiction of incorporation.

17.22 VAT

     Each of the UK Operating Companies is registered for value added tax in all appropriate jurisdictions and prior to the Utilisation Date each of the Hotel Borrowers and their respective Subsidiaries has or will have (where relevant) elected to waive exemption under paragraph 2(1) of schedule 10 to the Value Added Tax Act 1994 in respect of the Charged Property.

17.23 NO AGENCY

     The Borrowers are acting as principal and for their own account in relation to the Finance Documents and are not acting as agent or trustee or in any other capacity on behalf of any third party.

17.24 SUBSIDIARIES

     The Borrowers have only the Subsidiaries shown in Schedule 2.

17.25 FABRIC OF PROPERTY

     To the best of the Borrower's knowledge, having made due enquiries, the Properties have no material structural defects and do not require material structure repair which would materially affect the value of the Properties as a whole.

17.26 DUTCH BANKING ACT

     The Borrowers act in compliance in all material respects with the Dutch Banking Act and any regulations issued pursuant thereto (including, but not limited to, the Policy Guidelines and Exemption Regulation).

17.27 DUTCH TAX STATUS

     Neither a notice under Section 36 of the Tax Collection Act
     (Invorderingswet 1990) nor under Section 16d of the Social Insurance Coordination Act (Coodinatiewet Sociale Verzekeringen) has been given by or on behalf of the Borrowers.

17.28 PENSIONS

     The Management Borrower does not have any defined benefit schemes under Dutch GAAP.

17.29 CORPORATE STRUCTURE

     17.29.1 Subject to any Permitted Reconstruction and/or a Permitted IPO the Hotel Borrowers are owned, and have Subsidiaries, as set out in Part 1 of Schedule 10.

     17.29.2 Subject to any Permitted Reconstruction and/or a Permitted IPO and/or a transfer of shares in the Management Borrower permitted by clause 7.2(b) the Management Borrower is owned, and has Subsidiaries, as set out in Part 2 of Schedule 10.

17.30 REPETITION

     The warranties and representations in this clause 17 (other than in sub-clauses 17.7, 17.10.1, 17.15 and 17.24) are deemed to be made by each Borrower (save as otherwise stated) by reference to the facts and circumstances then existing on the date of this Agreement, the Utilisation Request, the Utilisation Date and the first day of each Interest Period.

18.  INFORMATION UNDERTAKINGS

     The undertakings in this clause 18 (Information undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1 FINANCIAL STATEMENTS

     The Borrowers shall ensure that each Obligor shall supply to the Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within 120 days after the end of each of its financial years its audited financial statements for that financial year.

18.2 COMPLIANCE CERTIFICATE

     18.2.1 The Borrowers shall supply to the Agent, on each Payment Date, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 19 (Financial covenants) as at the date as at which those financial statements were drawn up.

     18.2.2 Each Compliance Certificate shall be signed by a director of the Borrowers.

18.3 REQUIREMENTS AS TO FINANCIAL STATEMENTS

     18.3.1 Each set of financial statements delivered pursuant to clause 4.1 (Initial conditions precedent) or clause 18.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

     18.3.2 The Borrowers shall procure that each set of financial statements delivered pursuant to 4.1 (Initial conditions precedent) or clause
          18.1 (Financial statements) is prepared using GAAP or IFRS.

     18.3.3 The Borrowers shall procure that each set of financial statements of an Obligor delivered pursuant to 4.1 (Initial conditions precedent) or clause 18.1 (Financial statements) is prepared using GAAP or IFRS, accounting practices and financial reference periods consistent with those approved by the Agent for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP or IFRS, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

          (a) a description of any change necessary for those financial statements to reflect the GAAP or IFRS accounting practices and reference periods upon which that Obligor's financial statements were previously prepared; and

          (b) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 19 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's financial statements previously delivered.

          Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which prior financial statements were prepared.

18.4 TAX INFORMATION

     The Borrowers shall supply to the Agent:

     18.4.1 upon request by the Agent (and to the extent not already supplied as part of other information provided pursuant to this Agreement), details of Tax projected to be payable by the Borrowers during the year following the Agent's request;

     18.4.2 computations showing the Tax payable by the Borrowers as soon as the same become available but in any event within 13 months after the end of its financial year;

     18.4.3 promptly upon receiving the same, copies of any demands issued to any Borrower by a relevant tax authority in the jurisdiction of tax residence of such Borrower or in the United Kingdom; and

     18.4.4 promptly upon becoming aware of the same, full details of any investigation being made into the tax affairs of any Obligor where the outcome of such investigation may have a Material Adverse Effect.

18.5 BUDGETS AND PLANS

     18.5.1 The Borrowers will no later than the end of each of their financial years submit to the Agent (in sufficient copies for all the Lenders, if the Agent so requests) a copy of their draft capital and operating budget (or such other budget as is appropriate for the business in which they or their Subsidiaries are engaged) for the following financial year for approval by the Agent (acting reasonably in the context of the Facility). Such budget shall show consolidated aggregated figures for the Borrowers and the UK Operating Companies as well as individual breakdowns of those figures between each Borrower and each UK Operating Company. The Agent will advise the Borrowers as soon as reasonably practicable whether such budget is approved.

     18.5.2 In the event that the budget is not approved the Agent and the Borrowers will consult each other and use reasonable endeavours to agree a revised budget.

     18.5.3 If during the financial year to which such budget relates any expenditure is incurred which deviates by more than 10% from the amount in respect of such expenditure which is provided for in the budget the Borrowers will promptly notify the Agent and will, if required by the Agent, provide an explanation for such deviation.

     18.5.4 The Borrowers will within one month of the end of each financial quarter provide the Agent with quarterly updates showing actual expenditure against budgeted expenditure.

     18.5.5 At the same time as submitting budgets to the Agent in accordance with clause 18.5.1 above the Borrowers will produce a financial plan for the three years following the budget period.

18.6 MANAGEMENT ACCOUNTS

     The Borrowers shall procure that no more than ten Business Days before each Payment Date there are provided to the Agent (in sufficient copies for all the Lenders, if the Agent so requests) management accounts for each of the UK Operating Companies and the Hotel Borrowers and consolidated management accounts for the Management Borrower Group. Such accounts shall include the information described in the pro forma management accounts shown in Schedule 9 and shall be done on both a separate basis per Charged Property and on a combined basis.

18.7 INFORMATION: MISCELLANEOUS

     The Borrowers shall ensure that each Obligor shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

     18.7.1 all documents dispatched by that Obligor to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched; and

     18.7.2 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against that Obligor, and which if adversely determined, might reasonably be expected to have a Material Adverse Effect; and

     18.7.3 promptly, such further information regarding the financial condition, business and operations of that Obligor as any Finance Party (through the Agent) may reasonably request.

18.8 NOTIFICATION OF DEFAULT

     18.8.1 The Borrowers shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

     18.8.2 Promptly upon a request by the Agent, the Borrowers shall supply to the Agent a certificate signed by a director or senior officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.  FINANCIAL COVENANTS

19.1 DEBT SERVICE TEST

     19.1.1 The Borrowers undertake that with effect from the Utilisation Date the ratio of the aggregate of Net Operating Income and Management Borrower Operating Income to Debt Service shall be no less than 1.05 on any two consecutive Payment Dates.

     19.1.2 Subject to clause 19.1.3 below the ratio referred to in clause
          19.1.1 will be tested quarterly on each Payment Date by reference to:

          (a) Net Operating Income and Management Borrower Operating Income for the four financial quarters ending before the Payment Date; and

          (b) Debt Service for the three months preceding the Payment Date, multiplied by four.

     19.1.3 For the first full financial year following the date of this Agreement, the ratio referred to in clause 19.1.1 will be tested quarterly on each Payment Date after and including 8th August 2006 by reference to:

          (a) Net Operating Income and Management Borrower Operating Income for each completed financial quarter since the date of this Agreement; and

          (b) Debt Service for the three months following the Payment Date, multiplied by the number of completed financial quarters referred to in (a).

     19.1.4 Breach of clauses 19.1.1 to 19.1.3 shall not be an Event of Default if:

          (a)  the ratio is greater than 0.95; and

          (b) the Borrowers procure that sufficient funds are placed into the Service Account on or before the relevant Payment Date to ensure that the ratio (when measured to include such contribution as Net Operating Income) is at least 1.05;

          provided that the Borrowers may only make such contributions on three occasions (and no more than two of those may be consecutive) during the five years following the Utilisation Date and not at all thereafter.

19.2 CASH TRAP

     19.2.1 In the event that the ratio of Net Operating Income and Management Borrower Operating Income to Debt Service as calculated under clause
          19.1 is below 1.40 on two consecutive Payment Dates, then a Cash Trap Event will be deemed to have occurred and shall be deemed to be continuing until such time as two consecutive Payment Dates have passed on which the calculation under clause 19.1 demonstrates that Net Operating Income to Debt Service exceeds 1.40.

     19.2.2 For the first two Payment Dates after the date of this Agreement a Cash Trap Event will be deemed to have occurred unless and until management accounts have been produced pursuant to clause 18.6 which demonstrate that the ratio of Net Operating Income and Management Borrower Operating Income to Debt Service as calculated under clause
          19.1 is below 1.40 on those two Payment Dates.

20.  GENERAL UNDERTAKINGS

     The undertakings in this clause 20 (General Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1 AUTHORISATIONS

     Each Borrower shall promptly:

     20.1.1 obtain, comply with in all material respects and do all that is necessary to maintain in full force and effect; and

     20.1.2 supply certified copies to the Agent upon demand of;

     any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform in all material respects its obligations (i) under the Finance Documents and (ii) to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document and (iii) under the Material Contracts.

20.2 COMPLIANCE WITH LAWS

     Each Borrower shall comply in all material respects with all laws which pertain to its business in the jurisdiction in which it is established or in which it carries on its business.

20.3 NEGATIVE PLEDGE

     20.3.1 The Borrowers shall not create or permit to subsist any Security over any of their assets, save for Permitted Encumbrances.

     20.3.2 Save for Permitted Encumbrances, the Borrowers shall not:

          (a) sell, transfer or otherwise dispose of any of their assets on terms whereby they are or may be leased to or re-acquired by the Borrowers;

          (b) sell, transfer or otherwise dispose of any of their receivables on recourse terms;

          (c) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts other than set-off arising by law or by the terms of a bank mandate; or

          (d) enter into any other preferential arrangement having a similar effect;

          in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

20.4 INDEBTEDNESS

     The Borrowers shall not incur or permit to subsist any Financial Indebtedness other than Permitted Indebtedness and for the avoidance of doubt shall not enter into any derivatives transactions other than in the proper and prudent management of (a) their obligations in respect of interest on the Loan and (b) risks of fluctuation in value of the currencies in which the business of the Borrowers (and any Subsidiaries) is conducted except for any hedging arrangement entered into in accordance with clause 8.5.5.

20.5 DISPOSALS

     Subject to clause 2 of schedule 5, the Hotel Borrowers and the UK Operating Companies shall not) whether by a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary, make any Disposal without the prior written consent of the Agent, save that this clause shall not apply to disposals of assets (other than the Charged Properties) in the ordinary course of business and on arms' length terms where the consideration received in relation to the proposed Disposal does not exceed L250,000 or the disposal of assets which have come to the end of their useful economic life. The Management Borrower shall not make any Disposals which have a Material Adverse Effect without the prior written consent of the Agent but shall otherwise be free to make Disposals.

20.6 MERGER AND FORMATION OF JOINT ARRANGEMENTS

     The Borrowers shall not enter into any amalgamation, demerger, merger or corporate reconstruction other than a Permitted Reconstruction, a Permitted IPO or a transfer of the share capital of an Obligor from one Equity Holder to another.

20.7 CHANGE OF BUSINESS

     The Hotel Borrowers shall only carry on the business of ownership and management of the Charged Properties and shall procure that no material change is made to its business as a whole from that carried on at the date of this Agreement (or as described in the Initial Business Plan) without the consent of the Agent and the Management Borrower Group shall not give up its core businesses of hotel management, franchising or similar arrangements,.

20.8 MAKING OF LOANS

     The Borrowers shall not make any loans, grant any credit or give any guarantee to or for the benefit of any person except

          (a)  in the ordinary and usual course of its operations; or

          (b) with the written consent of the Agent, acting reasonably in the context of the Facility; or

          (c) any guarantee arising under a declaration of joint and several liability used for the purpose of Article 2:403 of the DCC (and any residual liability under such declaration arising pursuant to
               Article 2:404(2) of the DCC);

          (d)  to another Obligor.

20.9 ARM'S-LENGTH TRANSACTION

     The Hotel Borrowers shall not enter into any transaction with any person other than on arm's-length commercial terms in the ordinary course of its business.

20.10 ACQUISITION

     The Hotel Borrowers shall not, except with the prior written consent of the Agent, make any acquisition or form any partnership, joint venture or Subsidiary (other than those existing at the date of this Agreement).

20.11 DECLARING OF DIVIDENDS

     The Borrowers shall not (except for any Victoria Pub Distribution):

     20.11.1 make, pay or declare any dividend;

     20.11.2 pay any interest on any unpaid dividend;

     20.11.3 make any other distribution, fee, charge or payment in relation to its share capital;

     20.11.4 make any payment in respect of the Loan Notes (save for (i) any repayment of Loan Notes and/or payment of dividends made on the Utilisation Date as contemplated by clause 3.1 and (ii) any repayment of Loan Notes representing a payment of head office expenses incurred in the running of the business (which are materially in line with budget expectations) due from the relevant Obligor to the Loan Note holder)

     (whether in cash or in kind) in each case without the prior written consent of the Agent unless (a) no Default or Cash Trap Event has occurred and (b) any arrears of interest by way of PIK Margin have been paid to the Lenders, in which case the Borrowers shall be free to make any such distribution.

20.12 CHARGED PROPERTY

     The Hotel Borrowers shall comply or procure compliance with the covenants and obligations set out in schedule 5 (Charged Property covenants).

20.13 CENTRE OF MAIN INTERESTS / HEAD OFFICE

     20.13.1 The Borrowers shall not permit their place of principal management and their centre of main interests for the purposes of Council Regulation (EC) No 1346/2000 to be in any jurisdiction other than in The Netherlands or the UK (or, in the case of the Management Borrowers, the Netherlands, the UK or Germany).

     20.13.2 The Borrowers shall not permit to exist an establishment for the purposes of Council Regulation (EC) No 1346/2000 in any other jurisdiction.

     20.13.3 None of the Borrowers shall change the jurisdiction of their head office without the prior written consent of the Agent.

20.14 CONSTITUTION

     No Obligor shall make any change to its constitutional documents including without limitation its memorandum and articles of association and no Obligor shall make any change to its constitutional documents, share capital and/or change its name without the prior written consent of the Agent (save that such consent shall not be required if the change in question does not materially and adversely affect the interests of the Lenders under the Finance Documents).

20.15 MATERIAL CONTRACTS

     20.15.1 The Borrowers shall not (and shall procure that the UK Operating Companies shall not) enter into any new Material Contracts, nor materially waive, amend, vary or release any obligations of any party to Material Contracts or by any act or omission disentitle itself from being able to enforce completion of the Material Contracts without in each case obtaining the prior written consent of the Agent, provided that such consent shall not be unreasonably withheld or delayed and further provided that the Management Borrower shall be free to enter into territorial licence agreements and franchise agreements in accordance with the Master Territorial Licence Agreement if these do not adversely affect the business of the hotels carried on at the Charged Properties.

     20.15.2 The Borrowers shall take all steps reasonably available (including proceedings) to enforce the performance of all the material obligations of each counterparty at the time(s) when those obligations are required to be performed under the Material Contracts and in any event upon written demand by the Agent.

     20.15.3 The Borrowers shall notify the Agent in writing promptly upon becoming aware of any material breach either by the Borrowers or any counterparty of the terms of any Material Contract if such breach might reasonably be expected to have a Material Adverse Effect.

20.16 CAPITAL EXPENDITURE

     The Borrowers shall not (and shall procure that the UK Operating Companies shall not) without the consent of the Agent enter into any commitment in respect of capital expenditure if it is materially in excess of what has been provided for in an annual capital and operating budget approved by the Agent (and for these purposes "materially" shall mean more than 10% in aggregate), provided that this clause shall not affect the Management Borrower unless the commitment in question would be reasonably likely to have a Material Adverse Effect.

20.17 CONDITION PRECEDENT DOCUMENTS

     Subject to the proviso to clause 20.15.1, the Borrowers shall not without the consent of the Agent vary, waive, terminate or amend any document supplied in satisfaction of the conditions contained in schedule 3 (Conditions Precedent).

20.18 MONEY LAUNDERING REQUIREMENTS

     The Borrowers shall comply with such requirements and supply such information as the Agent may require so as to procure compliance by the Finance Parties and the Obligors with all applicable anti-money laundering legislation and regulations.

20.19 TAX UNDERTAKINGS

     20.19.1 The Hotel Borrowers shall not:

          (a) carry on any trade or business other than the ownership and management of the Charged Properties owned as at the date of this Agreement (in the case of the

               Hotel Borrowers) and the management of leased and /or franchised hotels (in the case of the Management Borrower);

          (b)  surrender any tax losses available to them.

     20.19.2 The Borrowers shall claim all capital allowances and utilise all tax losses available to them to the extent required to shelter any taxable profit before capital allowances and utilising tax losses in a given period.

     20.19.3 The Borrowers shall ensure that their Dutch income tax returns for the fiscal years 2004 and 2005 are filed by the earlier of (i) the dates required under Dutch tax law and (ii) 30th September 2006, and in any event they shall procure that such returns are based on final and annual accounts approved by relevant shareholders' meetings.

20.20 LOAN CAPITALISATION

     As soon as reasonably practicable after the date of this agreement and in any event within six months the Borrowers shall enter into a loan capitalisation or other structure approved by the Agent (acting reasonably) which ensures that the debt: equity ratio of the Borrowers should be reduced to below the level provided by the Dutch tax authorities for interest deductibility (3:1 as at the date of this agreement) and shall provide evidence to the Agent of such loan capitalisation or other structure. The Obligors shall not be in breach of any Finance Document, nor require any further consents under the Finance Documents, in taking such steps.

20.21 FRANCHISE AGREEMENTS, BRANDING AGREEMENTS AND SUB-LICENCE AGREEMENT

     The Hotel Borrowers and the UK Operating Companies shall not enter into a franchise agreement, branding agreement or sub-licence agreement in each case affecting the Charged Properties, nor make any material change to an existing franchise agreement, branding agreement or sub-licence agreement, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, and the Borrowers shall in any event notify the Agent in advance of any new franchise agreements or branding agreements (or any changes to existing agreements). In any event, none of the Borrowers shall enter into any agreement or make any changes to existing agreements where to do so would be in breach of the Master Territorial Licence Agreement.

     Notwithstanding the foregoing, the Management Borrower shall be free to enter into and amend territorial licence agreements and franchise agreements in accordance with the Master Territorial Licence Agreement if to do so would (a) not be in breach of the Master Territorial Licence

     Agreement and (b) not adversely affect the business of the hotels carried on at the Charged Properties.

20.22 MANAGEMENT AGREEMENTS

     20.22.1 The Hotel Borrowers and the UK Operating Companies shall not agree to any amendment of the Management Agreements or the appointment of a new manager of any of the Charged Properties without the prior written consent of the Agent, which consent shall not be unreasonably withheld if (a) the Agent, acting reasonably, considers such amendment is unlikely to have a material effect upon the ability of the Obligors to meet their obligations under the Finance Documents or (b) such amendment or appointment is required to ensure compliance with the Park Plaza franchise system or other requirements of Park Global Holdings Inc (as owner of the Park Plaza franchise system).

     20.22.2 The Borrowers shall promptly notify the Agent upon becoming aware of any material breach of the Management Agreements.

20.23 KEY MAN LIFE ASSURANCE

     The Borrowers shall procure that there is maintained key man life assurance in respect of Boris Ivesha in an amount of at least L5,000,000 unless such life assurance cannot be purchased for a monthly premium of less than L4,000, in which case within 45 days of the date of the relevant notification from the insurer the Borrowers will nominate a person who would be a successor to Boris Ivesha who is approved by the Agent (such approval not to be unreasonably withheld or delayed)

20.24 LOAN NOTES

     The Borrowers shall not permit any amendment to the Loan Notes such that the obligations thereunder are increased in any material respect without the prior written consent of the Agent.

     The Obligors shall be free to enter into any documents required to complete a Permitted Loan Note Transfer and at the request and cost of the Obligors, the Agent shall release any party which has transferred or novated its interest in the Loan Notes as a result of a Permitted Loan Note Transfer from its obligations to the Agent in respect of such Loan Notes under the deed of subordination entered into by it in accordance with this agreement.

20.25 FINANCING OF WORKS AT THE RIVERBANK HOTEL

     In the event that the Hotel Borrowers decide to extend the Riverbank Hotel then (without limiting any other provision of this Agreement) the Hotel Borrowers shall allow the Lenders the right of first offer to finance such extension works. Such right shall not impose any commitment on the Lenders to make any finance available or on the Hotel Borrowers to borrow from the Lenders and nothing herein shall be construed as permitting the Hotel Borrowers to incur indebtedness in respect of the financing of such works with a party other than the Lenders,

20.26 MANAGEMENT FEES

     Within twelve months of the date of this Agreement the Borrowers will procure that the Management Agreements (and, where relevant, those other management agreements to which the Management Borrower is a party) are amended to the extent required to ensure that the cashflow figures assumed for the purposes of the financial due diligence report referred to in
     Schedule 3 paragraph 2.5 are consistent with the payment obligations set out in such agreements. Such amendments, if consistent with the foregoing, shall not require the consent of the Agent.

21.  BANK ACCOUNTS

21.1 DESIGNATION OF ACCOUNTS

     The Borrowers shall procure that the following accounts are opened and maintained at the Account Banks:

     21.1.1 a deposit account in the name of all the Borrowers, designated Service Account;

     21.1.2 current accounts in the name of each Hotel Borrower, designated Receipts Accounts;

     21.1.3 deposit accounts in the name of each Hotel Borrower or UK Operating Company in respect of each Charged Property, designated FF&E Accounts;

     21.1.4 current accounts in the name of each of the UK Operating Companies, designated UK Operating Accounts;

     21.1.5 current accounts in the name of each member of the Management Borrower Group, designated European Operating Accounts for the purposes of this agreement but which the Agent confirms may be differently designated at the relevant Account Bank; and

     21.1.6 a deposit account in the name of all the Borrowers, designated Cash Trap Account.

     The Agent (or someone appointed by the Agent for this purpose) shall be a signatory to the Service Account and the Cash Trap Account and may at any time after an Event of Default which is continuing require the Borrowers to procure that it is made signatory to the Receipts Accounts, the FF&E Accounts, the UK Operating Accounts and/or the European Operating Accounts. The Borrowers shall also procure that copies of all statements relating to the Accounts are sent to the Agent at the same time as to the relevant account holders.

21.2 THE SERVICE ACCOUNT

     21.2.1 Payments into the Service Account

          (a) The Borrowers shall ensure that during the Business Day preceding each Payment Date all funds standing to the credit of the Receipts Accounts are transferred to the Service Account.

          (b) Five Business Days prior to each Payment Date the Agent shall notify the Borrowers of the amounts required to be transferred to the Service Account representing items (a) to (f) in clause
               21.2.2 below (together, the "REQUIRED TRANSFER AMOUNT")

          (c) Promptly thereafter (and no more than three Business Days before each Payment Date) the Borrowers shall ensure that there is credited to the Service Account an amount equal to the aggregate of:

               (i) Net Operating Income for the previous financial quarter of each UK Operating Company (other than Rent attributable to the same financial quarter that has already been credited to the Receipts Account), by way of transfer from the relevant UK Operating Accounts; and

               (ii) if a Cash Trap Event is continuing, the Management Borrower
                    Operating Income or, if no Cash Trap Event is continuing, an amount which, when aggregated with the Net Operating Income for the previous financial quarter, would be sufficient to make the Required Transfer Amount.

               The Finance Parties confirm that if no Default is continuing the payments in respect due to be made from the European Operating Accounts may be made by shareholders of the Hotel Borrowers and only if such credit is not made shall the Management Borrower be required to procure transfers of the relevant amounts from the European Operating Accounts.

          (d) The Borrowers shall ensure any amounts recoverable under any Hedging Agreement to which it is a party are promptly paid into the Service Account.

          (e) The Borrowers shall procure that all Additional Equity Contributions are paid into the Service Account unless the Agent has agreed otherwise in writing.

     21.2.2 Payments from the Service Account

          On each Payment Date monies in the Service Account shall be applied by the Agent (and the Borrowers irrevocably authorise such application) in payment:

          (a) first in or towards payment of any costs, fees or expenses arising under any Finance Documents due but unpaid;

          (b) secondly in or towards payment of any sums then due under any Hedging Agreement;

          (c) thirdly in or towards payment of any interest (other than by way of PIK Margin) and fees then due under any Finance Document (including for the avoidance of doubt sums then due under a Fee Letter);

          (d) fourthly in or towards payment of the rent payable to the Landlord pursuant to the Headleases if not already paid;

          (e)  fifthly in the amounts required under clause 6.3;

          (f)  sixthly:

               (i) if no Default or Cash Trap Event has occurred which is continuing on such Payment Date, 75% of the balance remaining of the aggregate of the Net Operating Income and the Management Borrower Operating Income for the previous financial quarter after payment of all amounts due under paragraphs (a) to (e) above shall be applied firstly in paying unpaid PIK Margin and thereafter in prepayment of the Loan and the remaining balance shall (subject to any payment of accrued but unpaid PIK Margin that the Borrowers request the Agent to make) be transferred to such account as the Borrowers may request; or

               (ii) if a Default has occurred and is continuing at such Payment
                    Date an amount equal to the entire balance remaining of the aggregate of the Net Operating Income and the Management Borrower Operating Income for the previous financial quarter after payment of all amounts due under paragraphs (a) to (e) above shall be applied by way of payment first of all outstanding PIK Margin and then in prepayment of the Loan; or

               (iii) if a Cash Trap Event has occurred and is continuing at such
                    Payment Date the 25% balance remaining of the aggregate of the Net Operating Income and the Management Borrower Operating Income for the previous financial quarter after application of all amounts due under paragraphs (a) to
                    (f)(i) above shall be credited to the Cash Trap Account where it shall either remain until the Cash Trap Event is no longer continuing (whereupon the monies so credited to the Cash Trap Account may be remitted to an account selected by the Borrowers) or (at the election of the Borrowers) be applied by way of payment of first all outstanding PIK Margin and then in prepayment of the Loan.

     21.2.3 Restriction on withdrawals

          (a) The Agent may at any time withdraw from the Service Account such amounts as are necessary to pay all amounts due and payable to the Agent in accordance with this Agreement.

          (b) The Agent may delegate its powers to make withdrawals under this clause to any administrative receiver, receiver and/or manager appointed under the powers contained in the Security Documents.

          (c) The Borrowers hereby gives their irrecoverable authority to the Agent to effect the withdrawals, payments and transfers referred to in this clause.

          (d) No withdrawals other than those referred to in clause 21.2.1 may be made without the consent of the Agent.

21.3 THE RECEIPTS ACCOUNTS

     21.3.1 Payments into the Receipts Accounts

          (a) Each Hotel Borrower shall procure that all Rent, together with all other Net Operating Income due to it from the UK Operating Companies, is credited to the Receipts Account for the relevant Hotel Borrower.

          (b) In the event that the Hotel Borrowers receive or recover any amount in respect of a Charged Property otherwise than by credit to the relevant account in accordance with the terms of this Agreement the Hotel Borrowers shall pay it into the Receipts Account immediately after receipt or recovery and the Hotel Borrowers shall in the meantime hold it subject to the security created by the Security Documents.

     21.3.2 Payments from the Receipts Accounts

          On the Business Day preceding each Payment Date all funds standing to the credit of the Receipts Accounts shall be transferred to the Service Account in accordance with clause 21.2.1(a) above.

     21.3.3 Restriction on withdrawals

          (a) The Agent may at any time withdraw from the Receipts Accounts such amounts as are necessary to pay all amounts due and payable to the Agent in accordance with this Agreement.

          (b) The Agent may delegate its powers to make withdrawals under this clause to any administrative receiver, receiver and/or manager appointed under the powers contained in the Security Documents.

          (c) The Borrowers hereby gives its irrecoverable authority to the Agent to effect the withdrawals, payments and transfers referred to in this clause.

          (d) No withdrawals other than those referred to in clause 21.3.2 may be made without the consent of the Agent.

21.4 THE FF&E ACCOUNTS

     21.4.1 Payments in

          The UK Operating Companies will ensure that there is deposited into the FF&E Account each year an amount equal to or greater than 3% of the latest Gross Operational Turnover relating to the Charged Properties, save that this percentage shall in the case of the Riverbank Hotel be 1% throughout 2006 and 2% throughout 2007.

     21.4.2 Payments out

          (a) For so long as no Event of Default is continuing the UK Operating Companies shall be entitled to withdraw any sums from the FF&E Account to meet costs referred to in an approved annual budget without the prior consent of the Agent.

          (b) If an Event of Default is continuing the UK Operating Companies may not withdraw any sums from the FF&E Account without the prior consent of the Agent. The Agent may at its discretion while any Event of Default is continuing apply any sums paid into the FF&E Account towards any amounts due under the Finance Documents.

21.5 THE UK OPERATING ACCOUNTS

     21.5.1 Payments in

          (a) The Hotel Borrowers shall procure that all income arising from the business of the UK Operating Companies is promptly paid into the UK Operating Accounts.

          (b) The Hotel Borrowers shall procure that in the event that the UK Operating Companies receive or recover any amount in respect of a Charged Property otherwise than by credit to the relevant account in accordance with the terms of this agreement the UK Operating Companies shall pay it into the relevant Operating Account immediately after receipt or recovery.

     21.5.2 Payments out

          (a) On the Business Day preceding each Payment Date the Borrowers shall procure that the UK Operating Companies transfer from each UK Operating Account to the Receipts Account an amount equal to the Net Operating Income of each UK Operating Company (by way of transfer from the relevant UK Operating Accounts) for the previous financial quarter which the Borrowers may treat as payment of Rent then due.

          (b) Subject to clause 21.5.2(a) above, the UK Operating Companies may, for so long as no Event of Default is continuing, make payments into and withdrawals from the UK Operating Accounts without restriction.

21.6 THE EUROPEAN OPERATING ACCOUNTS

     21.6.1 The Management Borrower shall procure that all income arising from the business of the Management Borrower Group is promptly paid into the relevant European Operating Account.

     21.6.2 In the event that the credit to the Service Account referred to in clause 21.2.1(b) above is not made, the Agent may require the transfer from the European Operating Accounts of the amount which has not been paid.

     21.6.3 Subject to clause 21.6.2 above, members of the Management Borrower Group may, for so long as no Event of Default is continuing, make payments into and withdrawals from the European Operating Accounts without restriction.

21.7 THE CASH TRAP ACCOUNT

     Credits to and withdrawals from the Cash Trap Account shall be made in accordance with clause 21.2.2(f)(ii) and (iii) above.

21.8 APPLICATION OF ACCOUNTS

     On the Repayment Date or upon any part of the Loan becoming immediately due and payable, the sums outstanding to the credit of each Account may be applied by the Agent (and it is irrevocably authorised to do so by each Borrower) in or towards payment of the Secured Obligations in accordance with the provisions of the Finance Documents.

21.9 NO LIABILITY

     The Agent shall not be responsible to the Borrowers for any non-payment of any liability of the Borrowers which could have been paid out of moneys standing to the credit of any Account.

21.10 BANKING BUSINESS

     21.10.1 Save for Permitted Indebtedness the Borrowers shall ensure that none of its accounts with the Account Banks is overdrawn at any time.

     21.10.2 The Borrowers shall not maintain any other bank account other than the Accounts.

22.  THE PROPERTY

22.1 REVALUATIONS

     22.1.1 The Agent may requisition up to date Market Value valuations of the Charged Property by any professional valuer it may choose at its own cost at any time.

     22.1.2 The Borrowers shall supply the Agent with copies of all valuations commissioned by it or on its behalf whilst any Commitment is in force or any amount is outstanding under the Finance Documents.

23.  EVENTS OF DEFAULT

     Each of the events or circumstances set out in clause 23 (Events of Default) is an Event of Default.

23.1 NON-PAYMENT

     An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

     23.1.1 its failure to pay is caused by administrative or technical error;
          and

     23.1.2 payment is made within three Business Days of its due date.

23.2 IRREMEDIABLE BREACH

     23.2.1 There is a breach of the requirement in clause 19.1 (Financial Covenants) concerning the ratio of Net Operating Income to Debt Service, subject to the procedure for remedy provided in clause 19.1.4.

     23.2.2 Any breach of clause 3.1 (Purpose), clause 17.16 (Pari passu ranking), clause 20.3 (Negative pledge), clause 21 (Bank Accounts) or clause 20.5 (Disposals) occurs.

23.3 OTHER OBLIGATIONS

     23.3.1 Any party (other than a Finance Party) does not comply with any provision of the Finance Documents (other than those referred to in clause 23.1 (Non-payment) and clause 23.2 (Irremediable breach)).

     23.3.2 No Event of Default under clause 23.3.1 above will occur if the failure to comply is capable of remedy, is remedied promptly and in any event is remedied within fifteen Business Days of the Agent giving notice to the Borrowers or the Borrowers becoming aware of the failure to comply, whichever is the earlier.

23.4 MISREPRESENTATION

     Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor pursuant to any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

23.5 CROSS DEFAULT

     23.5.1 Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period; or

     23.5.2 Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); or

     23.5.3 Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of that Obligor as a result of an event of default (however described); or

     23.5.4 Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of that Obligor due and payable prior to its specified maturity as a result of an event of default (however described)

     provided that in each case the Financial Indebtedness in question involves an aggregate liability in excess of L500,000 (in the case of the Management Borrower), L250,000 (in the case of the UK Operating Companies and the Subsidiaries of the Management Borrower) or L50,000 (in the case of the Hotel Borrowers);

23.6 INSOLVENCY

     23.6.1 Any Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

     23.6.2 A moratorium is declared in respect of any indebtedness of any Obligor.

     23.6.3 An Obligor is deemed to be unable to pay its debts within the meaning of section 123(1)(a) (but as if reference therein to L750 was to L10,000), (b), (e) or (2) of the Insolvency Act 1986.

23.7 INSOLVENCY PROCEEDINGS

     Any corporate action, legal proceedings or other procedure or step is taken (ignoring any which are frivolous or vexatious and which are discharged within seven Business Days) including, without limitation, a meeting of shareholders, directors or other officers and the filing of documents with a court or any register in relation to:

     23.7.1 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor (other than a solvent liquidation or reorganisation to which the Lenders have given their consent or where any petition for winding up is withdrawn, dismissed or discharged within 7 days;

     23.7.2 a composition, assignment or arrangement with any creditor of any Obligor;

     23.7.3 the appointment of a liquidator (save in the case of a solvent liquidation to which the Lenders have given their consent), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

     23.7.4 enforcement of any Security over any assets of any Obligor (provided that the sum secured is in excess of L500,000 (in the case of the Management Borrower), L250,000 (in the case of the UK Operating Companies and the Subsidiaries of the Management Borrower) or L50,000 (in the case of the Hotel Borrowers);

     or any analogous procedure or step is taken in any jurisdiction (save that this clause shall not apply to a solvent liquidation or winding up of the Jersey Subsidiaries).

23.8 CREDITORS' PROCESS

     Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor or a judgement is awarded against any Obligor in a sum exceeding L500,000 and is not discharged within 7 days.

23.9 OWNERSHIP OF THE OBLIGORS AND CONTROL OF THE EQUITY HOLDERS

     23.9.1 The Borrowers cease to be wholly owned, directly or indirectly, by the Equity Holders (other than as a result of a Permitted Reconstruction, a Permitted IPO or a transfer of the share capital of an Obligor from one Equity Holder to another).

     23.9.2 There occurs a change in Control of the beneficial owners or the Holding Companies of the Equity Holders provided that a change of Control of an existing publicly listed company shall not be an Event of Default under this clause.

23.10 UNLAWFULNESS

     It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

23.11 REPUDIATION

     Any party other than a Finance Party repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.12 MATERIAL ADVERSE CHANGE

     Any event occurs which has a Material Adverse Effect.

23.13 HEADLEASES

     The person entitled to the reversion expectant on the termination of any Headlease takes steps to forfeit or terminate that Headlease for any reason and there is a material risk of such steps resulting in forfeiture or termination.

23.14 TERMINATION OF MANAGEMENT AGREEMENTS

     Any Management Agreement is terminated and new management arrangements reasonably satisfactory to the Finance Parties are not agreed within 30 days.

23.15 INSUFFICIENT CASH SWEEP

     On any four consecutive Payment Dates falling after 8 May 2008 the amount of the Cash Sweep available on those dates is less than the amount of the PIK Margin accruing during the Interests Periods ending on those Payment Dates.

23.16 BREACH OF MASTER TERRITORIAL LICENCE AGREEMENT

     23.16.1 There occurs a breach of the Master Territorial Licence Agreement which might reasonably be expected to have a Material Adverse Effect.

     23.16.2 Notice is served by Park Global Inc. on any member of the Management Borrower Group alleging breach of the Master Territorial Licence Agreement which (1) the Agent's Delaware lawyers advise is a breach of the Master Territorial Licence Agreement including, where applicable, a breach constituting an Event of Default under clause 16 of the Master Territorial Licence Agreement; and (2) such alleged breach is not cured during such period as the Agent's Delaware lawyers advise the Agent is reasonable under Delaware law for the remedying of the relevant alleged breach.

23.17 ENVIRONMENTAL

     At any time after the date of this Agreement:

     23.17.1 there is a risk of material liability to any Finance Party under Environmental Law or because it has taken security (direct or third party) for the Loan; or

     23.17.2 the value of any Charged Property is reasonably likely to be diminished in any material way because of Environmental Law so as to have a Material Adverse Effect.

23.18 COMPULSORY PURCHASE

     All or any substantial part of any Charged Property is compulsorily purchased or the applicable local authority makes an order for the compulsory purchase of the same, save where the Agent has given consent to such compulsory purchase in accordance with paragraph 10 of Schedule 5.

23.19 MAJOR DAMAGE

     All or a material part of a Charged Property is destroyed or materially damaged where:

     23.19.1 the proceeds of any insurance claim (if any) will be insufficient to make good the destruction or damage; or

     23.19.2 repair or restoration is likely to take longer than three years to be substantially completed; or

     23.19.3 the Gross Operating Income attributable to that Charged Property is likely to be materially adversely affected, taking into account amounts receivable under any business interruption insurance policy and, in any case, the damage will, in consequence, have a Material Adverse Effect.

23.20 CESSATION OF BUSINESS

     Any Obligor suspends or ceases or takes any step to suspend or cease to carry on its business, if at the relevant time the business of such Obligor represents at least 5% of the consolidated earnings before interest, taxes, depreciation and amortisation of the Borrowers and their Subsidiaries as shown by the latest management accounts of the Borrowers provided to the Agent.

23.21 ACCELERATION

     On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

     23.21.1 cancel the Total Commitments whereupon they shall immediately be cancelled; and/or

     23.21.2 declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

     23.21.3 declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

     23.21.4 apply the interest rate payable pursuant to clause 8.3 (Default Interest); and/or

     23.21.5 declare all or any of the Security Documents to have become enforceable; and/or

     23.21.6 waive the Event of Default.

24.  SECURITY

     The obligations of the Borrowers to the Finance Parties under the Finance Documents shall be secured by:

24.1 all existing security held by the Agent for the Borrowers' liabilities;

24.2 the Security Documents;

24.3 all future security which the Agent may from time to time hold for the Borrowers' liabilities.

25.  CHANGES TO THE LENDERS

25.1 ASSIGNMENTS AND TRANSFERS BY THE LENDERS

     Subject to this clause 25 (Changes to the Lenders), a Lender (the "EXISTING LENDER") may:

     25.1.1 assign any of its rights; or

     25.1.2 transfer by novation any of its rights and obligations;

     to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "NEW LENDER"), provided that such Lender is a PMP.

25.2 CONDITIONS OF ASSIGNMENT OR TRANSFER

     25.2.1 The consent of the Borrowers is not required for an assignment or transfer by a Lender save in the case of an assignment or transfer to an entity which is not a bank or financial institution or an affiliate of a Lender where the prior written consent of the Borrowers (which shall not be unreasonably withheld or delayed) shall be required unless clause 25.2.3 applies.

     25.2.2 A Lender wishing to assign or transfer any of its rights to a bank or financial institution will consult with the Borrowers for no longer than ten Business Days (which for the avoidance of doubt shall not give the Borrowers any veto rights) unless clause 25.2.3 applies.

     25.2.3 No Lender shall be under an obligation to obtain the Borrowers' consent pursuant to clause 25.2.1 or to consult pursuant to clause
          25.2.2 in relation to a proposed assignment or transfer where the Lender remains a party to this Agreement as a Lender

     25.2.4 An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

     25.2.5 A transfer will only be effective if the procedure set out in clause
          25.5 (Procedure for transfer) is complied with.

     25.2.6 If:

          (a) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

          (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 12 (Tax Gross-up and Indemnities) or clause 13 (Increased Costs);

          then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or

          Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

25.3 PMP REPRESENTATION BY NEW LENDER

     If on the date on which a New Lender becomes a party to this Agreement it is necessary under Dutch law for such New Lender to be a PMP to avoid that sections 6 and 82 of the Dutch Banking Act are or become applicable to the Borrowers, such New Lender represents and warrants to each Borrower on the date on which it becomes a party to this Agreement as a Lender that it is a PMP.

25.4 LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

     25.4.1 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

          (a) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

          (b)  the financial condition of any Obligor;

          (c) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

          (d) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document;

          and any representations or warranties implied by law are excluded.

     25.4.2 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

          (a) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

          (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

     25.4.3 Nothing in any Finance Document obliges an Existing Lender to:

          (a) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this clause 25 (Changes to the Lenders); or

          (b) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5 PROCEDURE FOR TRANSFER

     25.5.1 Subject to the conditions set out in clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

     25.5.2 On the Transfer Date:

          (a) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

          (b) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

          (c) the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

          (d)  the New Lender shall become a Party as a "Lender".

25.6 DISCLOSURE OF INFORMATION

     25.6.1 Any Lender may disclose to any of its Affiliates, professional advisers, any rating agency, banking authority or other regulatory authority a copy of any Finance Document and any information which that Lender has acquired under or in connection with any Finance Document.

     25.6.2 Any Lender may disclose to any other person:

          (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

          (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

          (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

          any information about any Obligor and the Finance Documents as that Lender shall consider appropriate if, in relation to clauses 25.6.2(a) and 25.6.2(b) the recipient enters into a confidentiality undertaking substantially in the recommended form of the LMA.

26.  CHANGES TO THE OBLIGORS

     ASSIGNMENTS AND TRANSFER BY OBLIGORS

     No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.  ROLE OF THE AGENT AND THE ARRANGER

27.1 APPOINTMENT OF THE AGENT

     27.1.1 Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

     27.1.2 Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2 DUTIES OF THE AGENT

     27.2.1 The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

     27.2.2 The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

     27.2.3 Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

     27.2.4 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

     27.2.5 If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

27.3 ROLE OF THE ARRANGER

     Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4 NO FIDUCIARY DUTIES

     27.4.1 Nothing in any Finance Document constitutes the Arranger as a trustee or fiduciary of any other person.

     27.4.2 Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5 BUSINESS WITH THE OBLIGORS

     The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor.

27.6 PAYMENTS

     Save as expressly provided in this Agreement and for any payments falling within clause 27.5 above, all payments to the Agent shall be treated as payments to the Agent on behalf of the Finance Parties.

27.7 RIGHTS AND DISCRETIONS OF THE AGENT

     27.7.1 The Agent may rely on:

          (a) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

          (b) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

     27.7.2 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

          (a) no Default has occurred (unless it has actual knowledge of a Default arising under clause 23.1 (Non-payment));

          (b) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

          (c) any notice or request made by the Borrowers (other than the Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

     27.7.3 The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

     27.7.4 The Agent may act in relation to the Finance Documents through its personnel and agents.

     27.7.5 The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

     27.7.6 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.8 MAJORITY LENDERS' INSTRUCTIONS

     27.8.1 Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

     27.8.2 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

     27.8.3 The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

     27.8.4 In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

     27.8.5 The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

27.9 RESPONSIBILITY FOR DOCUMENTATION

     Neither the Agent nor the Arranger:

     27.9.1 is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document; or

     27.9.2 is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.10 EXONERATION

     The Agent and the Arranger are not:

     27.10.1 bound to enquire as to:

          (a) whether or not any representation made or deemed to be made by an Obligor under any Finance Document is true or correct;

          (b)  the occurrence or otherwise of any Default; or

          (c) the performance, or any breach or default, by an Obligor of its obligations under the Finance Documents;

     27.10.2 bound to disclose to any other person any information relating to any Obligor if:

          (a) the person providing such information expressly stated that such information was confidential; or

          (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person; or

     27.10.3 under any obligation except as expressly provided in this Agreement.

27.11 EXCLUSION OF LIABILITY

     27.11.1 Without limiting clause 27.11.2 below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

     27.11.2 No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this clause.

     27.11.3 The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

27.12 LENDERS' INDEMNITY TO THE AGENT

     27.12.1 Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

     27.12.2 The Borrowers will promptly on demand by the Agent reimburse each Lender for any payment made by it under clause 27.12.1

27.13 RESIGNATION OF THE AGENT

     27.13.1 The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Borrowers.

     27.13.2 Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent.

     27.13.3 If the Majority Lenders have not appointed a successor Agent in accordance with clause 27.13.2 above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrowers) may appoint a successor Agent (acting through an office in the United Kingdom).

     27.13.4 The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

     27.13.5 The Agent's resignation notice shall only take effect upon the appointment of a successor.

     27.13.6 Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 27 (Role of the Agent and the Arranger). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

     27.13.7 After consultation with the Borrowers, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with clause
          27.13.2 above. In this event, the Agent shall resign in accordance with clause 27.13.2 above.

     27.13.8 Notwithstanding the above, the Agent as at the date of this Agreement confirms that it is its intention that either it or an Affiliate of it will be Agent (save for supervening illegality) for the life of the Facility.

27.14 CONFIDENTIALITY

     27.14.1 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

     27.14.2 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

27.15 EXCLUSION OF LIABILITY

     27.15.1 Except in the case of negligence or wilful default, the Agent and the Arranger accept no responsibility for, or any liability (whether in negligence or otherwise) in respect of:

          (a) the adequacy, accuracy and/or completeness of any information supplied by the Agent or the Arranger, by any Obligor or by any other person in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with any Finance Document;

          (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement; or

          (c) the exercise of, or the failure to exercise, any judgment, discretion or power given to any of them by or in connection with any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement.

     27.15.2 Each party to this Agreement agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or the Arranger any claim it might have against any of them in respect of the matters referred to in clause 27.15.1 above.

27.16 RELATIONSHIP WITH THE LENDERS

     27.16.1 The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

     27.16.2 Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with schedule 6 (Mandatory Cost Formula).

27.17 CREDIT APPRAISAL BY THE LENDERS

     Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

     27.17.1 the financial condition, status and nature of each any Obligor;

     27.17.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

     27.17.3 whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

     27.17.4 the adequacy, accuracy and/or completeness of the information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.18 AGENT'S MANAGEMENT TIME

     Any amount payable to the Agent under clause 14.3 (Indemnity to the Agent) and clause 16.2 or 16.3 (Costs and Expenses) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrowers and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 11 (Fees).

27.19 DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENT

     If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.20 COMPLIANCE

     27.20.1 The Agent may at its own discretion refrain from:

          (a) commencing any legal or administrative action, proceeding or arbitration (whether or not in accordance with the instructions of the Majority Lenders) until it has received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in connection with such action, proceedings or arbitration; and

          (b) doing anything (whether or not in accordance with the instructions of the Majority Lenders) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

     27.20.2 Without limiting clause 27.20.1, the Agent need not disclose any information relating to any Obligor or any of its affiliates if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

27.21 SYNDICATE MEETINGS

     27.21.1 The Agent may at any time in its own discretion convene a meeting of the Lenders.

     27.21.2 If authorised by the Majority Lenders, the Agent will at any time convene a meeting of the Lenders.

     27.21.3 Whenever the Agent is to convene any such meeting it will promptly give notice in writing to the Lenders of the day, time and place thereof and the nature of the business to be transacted thereat.

     27.21.4 All meetingsc of Lenders will be held in London unless otherwise agreed by all Lenders.

28.  CONDUCT OF BUSINESS BY THE FINANCE PARTIES

     No provision of this Agreement will:

28.1 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

28.2 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

28.3 oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.  SHARING AMONG THE FINANCE PARTIES

29.1 PAYMENTS TO FINANCE PARTIES

     If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 30 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

     29.1.1 the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

     29.1.2 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 30 (Payment

          Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

     29.1.3 the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 30.5 (Payment waterfall).

29.2 REDISTRIBUTION OF PAYMENTS

     The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with clause 30.5 (Payment waterfall).

29.3 RECOVERING FINANCE PARTY'S RIGHTS

     29.3.1 On a distribution by the Agent under clause 29.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

     29.3.2 If and to the extent that the Recovering Finance Party is not able to rely on its rights under clause 29.3.1 above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.4 REVERSAL OF REDISTRIBUTION

     If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

     29.4.1 each Finance Party which has received a share of the relevant Sharing Payment pursuant to clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

     29.4.2 that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

29.5 EXCEPTIONS

     29.5.1 This clause 29 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

     29.5.2 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

          (a) it notified that other Finance Party of the legal or arbitration proceedings; and

          (b) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

30.  PAYMENT MECHANICS

30.1 PAYMENTS TO THE AGENT

     30.1.1 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document and subject in particular to the operation of clause 21 above) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

     30.1.2 Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

30.2 DISTRIBUTIONS BY THE AGENT

     Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 30.3 (Distributions to an Obligor) and clause 30.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

30.3 DISTRIBUTIONS TO AN OBLIGOR

     The Agent may (with the consent of the Obligor or in accordance with clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4 CLAWBACK

     30.4.1 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

     30.4.2 If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

30.5 PAYMENT WATERFALL

     30.5.1 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

          (a) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Security Agent under the Finance Documents;

          (b) SECONDLY, in or towards payment to the relevant Hedge Counterparty any scheduled payments and scheduled fees, costs, charges and expenses due but unpaid under a Hedging Arrangement (including any amounts due on a close out of a hedging transaction thereunder);

          (c) THIRDLY, in or towards payment to the Lenders of any accrued interest (other than PIK Margin) due but unpaid in respect of the Loan;

          (d) FOURTHLY, in or towards payment pro rata to the Lenders of any accrued and unpaid PIK Margin;

          (e) FIFTHLY, in or towards payment the Lenders of any principal due but unpaid in respect of the Loan (including capitalised PIK Margin to the extent not included within (c) above);

          (f) SIXTHLY, in or towards payment pro rata to (1) the Lenders of any other amount due but unpaid to the Lenders under the Finance Documents and (2) to the relevant Hedge Counterparty any other amount due but unpaid under a Hedging Arrangement; and

          (g) SEVENTHLY, in or towards payment of any other sum due but unpaid under the Finance Documents.

     30.5.2 The Agent shall, if so directed by all the Lenders vary the order set out in clauses 30.5.1(b) to 30.5.1(d).

     30.5.3 Clauses 30.5.1 and 30.5.2 above will override any appropriation made by an Obligor.

30.6 NO SET-OFF BY OBLIGORS

     All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim (except as expressly provided for in such Finance Document).

30.7 BUSINESS DAYS

     30.7.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

     30.7.2 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8 CURRENCY OF ACCOUNT

     30.8.1 Subject to clauses 30.8.2 and 30.8.3 below, sterling is the currency of account and payment for any sum due from an Obligor under any Finance Document.

     30.8.2 Each payment in respect of costs, expenses or Tax shall be made in the currency in which the costs, expenses or Tax are incurred.

     30.8.3 Any amount expressed to be payable in a currency other than sterling shall be paid in that other currency.

30.9 CHANGE OF CURRENCY

     30.9.1 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

          (a) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrowers); and

          (b) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

     30.9.2 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.  SET-OFF

     A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.  RECOURSE TO MANAGEMENT BORROWER GROUP

     The Finance Parties agree that, prior to an Event of Default, they shall only seek payment of amounts then due and payable under the Finance Documents from the Management Borrower Group if the aggregate balance of funds standing to the credit of the Service Account on a Payment Date are insufficient to meet the amounts determined by the Agent as being due and payable on that Payment Date (including any amounts due to be transferred to the Cash Trap Account).

33.  NOTICES

33.1 COMMUNICATIONS IN WRITING

     Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

33.2 ADDRESSES

     The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

     33.2.1 in the case of the Borrowers:

          Ronit Gerassi
          Financial Controller
          Victoria Park Plaza
          239 Vauxhall Bridge Road
          London, SW1V 1EQ
          UK

          (fax number: 0207 769 9915)

          with a copy to:

          Chen Moravsky
          Red Sea Group
          Dufaystraat 5-hs
          1075 GR, Amsterdam
          The Netherlands

          (fax number: +31 20 305 8355)

          and the Borrowers acknowledge and confirm that (i) communications, documents or notices served on the on Victoria Park Plaza address above shall be deemed to have been served on all the Borrowers and
          (ii) the delivery of such communications, documents or notices will be determined under clause 33.3 by reference to the Victoria Park Plaza address and not by any copies to other addresses.

     33.2.2 in the case of each Lender or any Obligor other than the Borrowers, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

     33.2.3 in the case of the Agent:

          Goldman Sachs International
          Petershill
          1 Carter Lane
          London EC4V 5ER

          (fax no: 020 7552 7070, attention: Caroline Bran);

     or any substitute address, fax number or department or officer in England and Wales as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

33.3 DELIVERY

     33.3.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

          (a)  if by way of fax, when received in legible form; or

          (b) if by way of letter, when it has been left at the relevant address or 48 hours after being deposited in the post postage prepaid in an envelope addressed to it at that address;

     and, if a particular department or officer is specified as part of its address details provided under clause 33.2 (Addresses), if addressed to that department or officer.

     33.3.2 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

     33.3.3 All notices from or to an Obligor shall be sent through the Agent.

     33.3.4 Any communication or document made or delivered to the Borrowers in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.

33.4 NOTIFICATION OF ADDRESS AND FAX NUMBER

     Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to clause 33.2 (Addresses) or changing its own address or fax number the Agent shall notify the other Parties.

33.5 ELECTRONIC COMMUNICATION

     33.5.1 Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

          (a) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

          (b) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

          (c) notify each other of any change to their address or any other such information supplied by them.

     33.5.2 Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

33.6 ENGLISH LANGUAGE

     33.6.1 Any notice given under or in connection with any Finance Document must be in English.

     33.6.2 All other documents provided under or in connection with any Finance Document must be:

          (a)  in English; or

          (b) if not in English, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.  CALCULATIONS AND CERTIFICATES

34.1 ACCOUNTS

     In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2 CERTIFICATES AND DETERMINATIONS

     Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3 DAY COUNT CONVENTION

     Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.  PARTIAL INVALIDITY

     If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.  REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.  AMENDMENTS AND WAIVERS

37.1 REQUIRED CONSENTS

     37.1.1 Subject to clause 37.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

     37.1.2 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.

37.2 EXCEPTIONS

     37.2.1 An amendment or waiver that has the effect of changing or which relates to:

          (a)  the definition of Majority Lenders in clause 1.1 (Definitions);

          (b) an extension to the date of payment of any amount under the Finance Documents;

          (c) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

          (d)  an increase in or an extension of any Commitment;

          (e) a change to the Guarantors other than in accordance with clause 26 (Changes to the Obligors);

          (f) any provision which expressly requires the consent of all the Lenders;

          (g) clause 2.2 (Finance Parties' rights and obligations), clause 25 (Changes to the Lenders) or this clause 37 (Amendments and Waivers);

          (h) the nature or scope of the security provided pursuant to the Security Documents;

          (i)  clause 27.7.1 (Majority Lenders Instructions)

          shall not be made without the prior consent of all the Lenders.

     37.2.2 An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

38.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

39.  GOVERNING LAW

     This Agreement is governed by English law.

40.  ENFORCEMENT

40.1 JURISDICTION OF ENGLISH COURTS

     40.1.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

     40.1.2 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

     40.1.3 This clause 40.1 (Jurisdiction of English courts) is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2 SERVICE OF PROCESS

     40.2.1 Without prejudice to any other mode of service allowed under any relevant law, the Borrowers irrevocably appoint Ronit Gerassi, Financial Controller, Victoria Park Plaza, 239 Vauxhall Bridge Road, London, SW1V 1EQ, UKas its agent for the service of process in relation to any proceedings before the English courts in connection with any Finance Document.

     40.2.2 The Borrowers agree that failure by a process agent to notify the relevant Borrower of the process will not invalidate the proceedings concerned.

41.  SECURITY DOCUMENTS

     Where there is any conflict between the terms of this Agreement and any Security Document, the terms of this Agreement shall prevail.

42.  PERMITTED IPO

     If requested to do so by the Borrowers, the Finance Parties shall, at the cost of the Borrowers, release the share charges or pledges or other security interests created over the shares in the Obligors in order to allow a transfer of those shares to a new entity as part of carrying out a Permitted IPO ("New Equity Holder") provided that the New Equity Holder:

          (a) enters into share charges or pledges over the shares in the relevant Obligors in the form of the documents required under paragraphs 5.1 and 5.2 of Schedule 3 such that the Agent and the Finance Parties are in substantially the same position as they would have been if such transfers had not happened;

          (b) delivers to the Agent certified copies of the minutes of a meeting of the board of directors of the New Equity Holder (or similar corporate governing body) approving the terms and the due execution of such share charges or pledges; and

          (c) if the New Equity Holder is incorporated outside England and Wales a legal opinion from a firm of lawyers qualified in the jurisdiction of incorporation of the New Equity Holder.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SIGNATORIES

THE BORROWERS


Signed on behalf of
PARK PLAZA HOTELS EUROPE HOLDINGS BV         -----------------------------------
(who shall act as agent for the Borrowers)


Signed on behalf of
RIVERBANK HOTEL HOLDING BV                   -----------------------------------


Signed on behalf of
VICTORIA LONDON HOTEL HOLDING BV             -----------------------------------


Signed on behalf of
GRANDIS NETHERLANDS HOLDING BV               -----------------------------------


THE ARRANGER


Signed on behalf of GOLDMAN
SACHS INTERNATIONAL                          -----------------------------------


THE ORIGINAL LENDERS


Signed on behalf of GOLDMAN SACHS
INTERNATIONAL BANK                           -----------------------------------


THE AGENT


Signed on behalf of
GOLDMAN SACHS INTERNATIONAL                  -----------------------------------
                                             Authorised signatory


THE SECURITY AGENT


Signed on behalf of
GOLDMAN SACHS INTERNATIONAL                  -----------------------------------
                                             Authorised signatory

THE HEDGE COUNTERPARTY


Signed on behalf of GOLDMAN SACHS
INTERNATIONAL                                -----------------------------------
                                             Authorised signatory


THE UK OPERATING COMPANIES


Signed on behalf of VICTORIA PARK
PLAZA OPERATOR LIMITED                       -----------------------------------


Signed on behalf of SHERLOCK HOLMES
PARK PLAZA LIMITED                           -----------------------------------


Signed on behalf of RIVERBANK
HOTEL OPERATOR LIMITED                       -----------------------------------


                                      143